Exhibit 4.59

December 17, 2013

AEGEAN BUNKERING (USA) LLC
299 Park Avenue
New York, New York 10171
Attention: E. Nikolas Tavlarios

Ladies and Gentlemen:

ABN AMRO Capital USA LLC (the "Lender") is pleased to inform you that the Lender has established for you, AEGEAN BUNKERING (USA) LLC, a Delaware limited liability company (the "Company"), a $150 million uncommitted line of credit available for loans, documentary letters of credit and standby letters of credit.

Each loan, letter of credit or other extension of credit shall be used only for the purpose of financing (i) inventory and trade accounts receivable arising from sale thereof to unaffiliated companies, unless otherwise agreed by the Lender or (ii) initial and variation margin requirements with respect to hedges held in a commodity futures trading account with Newedge USA, LLC (or another broker acceptable to the Lender in its sole discretion, the "Broker") relating to physical commodities financed by the Lender which commodity futures trading account is subject to (A) the Lender's first priority perfected security interest pursuant to documentation satisfactory to the Lender in its sole discretion, and (B) the Lender's control pursuant to documentation (including, without limitation, a tripartite agreement with the Broker) satisfactory to the Lender in its sole discretion.

All loans shall be payable on demand but in any event not later than 90 days after the date made, unless otherwise agreed in writing by the Lender. All letters of credit shall have expiration dates not later than 90 days after the issuance date, unless otherwise agreed by the Lender (in writing or by issuance of such letter of credit), and the Company shall be obligated on demand by the Lender to deposit cash collateral with the Lender in an amount equal to the maximum face amount of all outstanding letters of credit. The Lender shall in its sole discretion determine whether to issue any letter of credit itself or to arrange for confirmation or issuance of any letter of credit by another bank or financial institution, including, without limitation, affiliated banks.

The Company's obligations to the Lender will be (a) secured by a perfected security interest in all personal property and fixtures of the Company and (b) unconditionally guaranteed by (i) Aegean Marine Petroleum Network Inc., a corporation incorporated under the laws of the Marshall Islands (the "Parent"), (ii) AMPNI Holdings Co. Limited, a limited liability company incorporated under the laws of the Republic of Cyprus (the "Direct Parent"), (iii) Aegean Marine Petroleum S.A., a corporation incorporated under the laws of Liberia ("Aegean Liberia"), (iv) Aegean NWE N.V., a corporation incorporated under the laws of Belgium ("Aegean Belgium") and (v) each other entity or person required to guarantee the obligations to the Lender in order to satisfy the Guarantee Requirement (all of the entities set forth in the foregoing clauses (i) through (v) are collectively referred to as the "Guarantors" and each a "Guarantor"). As used herein, the following terms shall have the meaning set forth below:

(A)	"Group" shall mean, collectively, the Parent and each subsidiary of Parent.

(B)
"Guarantee Requirement" shall mean that a guaranty in form and substance satisfactory to the Lender (in its sole discretion) shall have been duly executed and delivered to the Lender by each of the Parent, the Direct Parent, Aegean Liberia, Aegean Belgium and each subsidiary of the Parent (other than Aegean Petroleum International Inc.) now or hereafter required to be a guarantor under the Global Facility Agreement (as defined in clause (c) of Appendix A hereto).

The Company may request a loan at or before 10:00 a.m., New York City time, on the date the Company wishes to borrow, by delivering to the Lender a borrowing request substantially in the form of Exhibit A hereto. The Company may request issuance of a letter of credit at or before 10:00 a.m., New York City time, on the proposed date of issuance by delivering to the Lender a request for issuance substantially in the form of Exhibit B hereto. If the Lender agrees to make the requested loan or issue or arrange for issuance of the letter of credit, the Lender will do so upon the terms and subject to the conditions contained herein and in the other Loan Documents (as defined below). The loans will be evidenced by a promissory note in substantially the form annexed hereto as Exhibit C (as amended, modified, supplemented or replaced from time to time, the "Note"). Each request for a loan or letter of credit shall be irrevocable.

In the event that at any time the outstanding principal amount of loans hereunder plus the maximum face amount of all outstanding letters of credit issued under any Loan Document plus reimbursement obligations with respect to drawings under such letters of credit shall exceed the maximum amount of the line of credit hereunder as set forth above, the Company shall immediately, first, pay outstanding loans and reimbursement obligations, and thereafter deposit cash collateral with the Lender in an amount sufficient to eliminate such excess.

In the event that at any time the outstanding principal amount of loans hereunder plus the maximum face amount of all outstanding letters of credit issued under any Loan Document plus reimbursement obligations with respect to drawings under such letters of credit shall exceed the borrowing base as reported in the Borrowing Base Report most recently delivered pursuant to paragraph (a)(iii) of Appendix A hereto (such amount, an "Excess", and such Borrowing Base Report, a "Deficient Borrowing Base Report"), the Company shall, on or before the date that is seven Business Days (as defined in the LC Agreement) after the date of the Deficient Borrowing Base Report (and if such date is not a business Day the next preceding Business Day), either (A) deliver to Lender a

Borrowing Base Report in accordance with the requirements of paragraph a(iii) of Appendix A hereto dated after the date of the Deficient Borrowing Base Report showing that such Excess has been eliminated or (B) first, pay outstanding loans and reimbursement obligations to the Lender, and thereafter deposit cash collateral with the Lender in an amount sufficient to eliminate such Excess; provided, that if prior to the delivery of such Deficient Borrowing Base Report, the Company shall have previously delivered two or more other Deficient Borrowing Base Reports during the term of this Agreement, the Company shall make the payments and delivery of cash collateral described in the preceding clause (B) immediately upon delivery of such Deficient Borrowing Base Report.

Documentation; No Commitment:

All promissory notes and other documents requested by the Lender in connection with this Agreement must be in form and substance satisfactory to the Lender. Also, the Lender asks the Company to note carefully that this is not a "committed" line of credit. No commitment fee will be charged, and the Lender may withdraw the line of credit at any time, with or without notice. Moreover, the Lender has no obligation to extend credit at any time, and the making of each loan or other extension of credit shall be in the Lender's sole discretion. NOTHING HEREIN CONTAINED, INCLUDING, WITHOUT LIMITATION, THE NEXT PARAGRAPH, THE EVENTS OF DEFAULT BELOW AND THE COVENANTS IN APPENDIX A, IS INTENDED TO OR SHALL MODIFY THE UNCOMMITTED NATURE OF THE CREDIT FACILITY OR SHALL IMPOSE ANY IMPLIED OBLIGATION ON THE LENDER TO EXTEND CREDIT AT ANY TIME.

Facility Maturity:

The Company shall not make any request for any loan, letter of credit or other credit extension after the date (as it may be extended from time to time, the "Termination Date") which is 6 months following the date of this Agreement, unless the Lender, in its sole and absolute discretion without obligation to do so, extends such date in writing. However, nothing contained in this Section shall limit the provisions of the preceding Section, the demand nature of the credit facility hereunder or any rights or remedies of the Lender upon the occurrence and during the continuance of any of the Events of Default referred to below.

Interest and Fees:

Without undertaking to make any loan or issue or arrange for issuance of any letter of credit, and without agreeing to any particular rate of interest or fees, the Lender notes for the Company's information that:

(a)    Loans under the facility described herein shall bear interest at a rate equal to not less than 2.90% per annum in excess of the Offered Rate, as defined in the Note, or 2.90% per annum in excess of the Base Rate, as defined in the Note, as the Company shall elect.

(b)           The fees for issuing a documentary or standby letter of credit under the facility in connection with financing the purchase of inventory by the Company (a "Trade LC") described herein shall be not less than:

(i)            an issuance fee of 0.22% flat per quarter or part thereof, with a minimum of $1,000, payable in advance; and

(ii)            an open account fee in respect of each payment made by the Company to any supplier which is not made under a Trade LC or outside a Trade LC containing a reduction clause, in an amount equal to 0.1% of the amount of such payment, payable on the date of such payment.

(c)           The fee for issuing each standby letter of credit other than in connection with financing the purchase of inventory by the Company (a "Performance LC") under the facility described herein shall be not less than a fee at a rate per annum equal to 2% of the daily average maximum undrawn face amount of each such standby letter of credit during the period from and including the date of issuance through and including the date of expiration or drawing of the entire amount thereof, payable monthly in arrears and on the date of expiration or drawing of the entire amount thereof.

(d)           Each unreimbursed drawing in respect of a letter of credit issued hereunder, all letter of credit fees and other fees and expenses payable hereunder and all other amounts payable hereunder or under any Loan Document which are not paid when due shall, unless otherwise expressly provided in the Note, bear interest at a rate equal to not less than the Base Rate as defined in the Note plus 4.9%. Such interest shall be payable by the Company on demand by the Lender.

(e)           On the date hereof, the Company shall pay to the Lender (i) an upfront fee in the amount of $250,000; and (ii) a documentation fee in the amount of $75,000.

(f) The fee for any amendment to a letter of credit is $1,000, payable in advance.

(f)           The Company shall also be obligated to pay to the Lender all other fees and charges customarily charged to customers in connection with letters of credit.

Unless otherwise agreed, interest and fees will be calculated on the basis of the actual number of days elapsed over a year of 360 days and shall be non-refundable.

Representations and Warranties:

The Company hereby represents and warrants to the Lender that:

(a)            Organization. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; there are no other jurisdictions in which the nature of its business requires it to be qualified to do business as a foreign company, except where it is duly qualified and in good standing; and the Company has the limited liability company power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged. Each Guarantor is duly organized or incorporated, as applicable, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, as applicable; there are no other jurisdictions in which the nature of its business requires it to be qualified to do business as a foreign company or corporation, as applicable, except where it is duly qualified and in good standing; and each Guarantor has the limited liability company, or other organization or corporate power, as applicable, and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)            Authorization. The execution, delivery and performance by the Company and each Guarantor from time to time of each of this Agreement, the Note, each guarantee made by a Guarantor for the benefit of the Lender, the Continuing Agreement for Letters of Credit between the Company and the Lender dated December __, 2013 (as amended, modified, supplemented or replaced from time to time, the "L/C Agreement") and each security agreement, pledge agreement, other guarantee, agreement, instrument and other document related hereto or to any of the foregoing (collectively, the "Loan Documents" and each a "Loan Document") in each case, to which it is a party, are within the limited liability company, corporate or other organization, as applicable, powers of the Company, and each Guarantor, have been duly authorized by all necessary limited liability company, corporate or other organizational action, and do not and will not contravene (i) the certificate of formation, limited liability agreement, certificate of incorporation or by-laws or other organizational documents (including any members or shareholders agreement) of the Company or any Guarantor or (ii) any law or regulation or any contractual restriction binding on or affecting any of them or any of their respective assets or property;

(c)            Approvals. No authorization or approval, other action by or consent of, and no notice to or filing with, any governmental authority or regulatory body or any other person or entity is required for the due execution, delivery and performance by the Company or any Guarantor of any of the Loan Documents;

(d)            Enforceability. This Agreement is, and each of the other Loan Documents when delivered to the Lender will be, duly executed and delivered by the Company or each Guarantor, as applicable, and constitutes or will constitute the legal, valid and binding obligations of the Company or such Guarantor, as applicable, enforceable against the Company or such Guarantor, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium or other laws affecting the enforceability of rights of creditors generally;

(e)           Financial Statements; No Material Adverse Change. The Company's and each Guarantor's most recent financial statements which the Company or such Guarantor has previously furnished to the Lender, fairly present the Company's and such Guarantor's, as applicable, financial condition as of their date and the results of operations for the periods ended on such date, and are prepared in accordance with United States generally accepted accounting principles consistently applied; and since such date, there has been no event, circumstance or condition which has had a Material Adverse Effect; for purposes hereof, "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, income, property, condition (financial or otherwise), performance, operations or prospects of the Company and each Guarantor, individually, or the Parent and its subsidiaries taken as a whole, (b) the ability of the Company or any Guarantor to perform any of its obligations under this Agreement or any of the other Loan Documents on a timely basis or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder;

(f)           Litigation. There is no pending or (to the best of the Company's knowledge) threatened action or proceeding affecting the Company or any Guarantor before any court, governmental agency or arbitrator, and there is no governmental investigation or proceeding pending with respect to or affecting the Company or any Guarantor in each case which (if adversely determined) could be expected to result in a Material Adverse Effect or result in loss, cost, liability or expense to the Company or such Guarantor in excess of $100,000 (or the equivalent thereof in another currency) in the aggregate with respect to all such actions, proceedings or investigations;

(g)           Compliance with Laws. Each of the Company, the Guarantors and their respective subsidiaries has complied and is in compliance with all applicable laws, regulations, ordinances, decrees and other similar documents and instruments of all governmental authorities, courts, bureaus and agencies, domestic and foreign (including, without limitation, Environment Laws (as defined in Appendix A), ERISA (as defined below), and any and all laws regulating maritime commerce in U.S. waters and between U.S. ports); as used herein, "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (as amended from time to time), and regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor;

(h)           Subsidiaries and Affiliates. On the date hereof, the Company has no subsidiaries except as set forth in Exhibit D hereto, and said Exhibit D accurately lists all companies and individuals which directly or indirectly own or control the Company and all subsidiaries of such companies and individuals (such companies, individuals and subsidiaries of the Company and of such companies and individuals are referred to, collectively, as "Affiliates"); for purposes hereof, "control" means the power, directly or indirectly, either to (a) vote 20% or more of the securities or other equity interests having ordinary voting power for the election of directors or managers of a person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise;

(i)           Investment Company Act; Other Legal Restrictions. None of the Company, any Guarantor or any of their respective subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 (as amended from time to time) or is subject to any law or regulation limiting its ability to incur or pay the obligations under this Agreement and the other Loan Documents;

(j)           Regulation U. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any loan, letter of credit or other credit extension will be used to purchase or carry any margin stock or to so extend credit to others for the purpose of purchasing or carrying any margin stock; following application of the proceeds of each loan, letter of credit or other credit extension, not more than 25 percent of the value of the assets of the Company or the Company and its subsidiaries on a consolidated basis will be margin stock;

(k)           Disclosure. No representation, warranty or statement contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of the Company or any Guarantor for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to the Company or any Guarantor that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby;

(l)           AML Laws. (i) None of the Company, the Guarantors or any of their respective subsidiaries are and to their knowledge none of their respective Affiliates are in violation of any law, statute, regulation, order, executive order, or rule of any jurisdiction or governmental authority relating to economic sanctions, terrorism, money laundering or bank secrecy (collectively, "AML Laws"), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing

Appropriate Tools Required to Intercept and. Obstruct Terrorism Act of 2001, Public Law 107-56 ("USA PATRIOT Act");

(ii)               None of the Company, the Guarantors or any of their respective subsidiaries is and to its knowledge no Affiliate or broker or other agent of any of the Company, any Guarantor or any of their respective subsidiaries acting or benefiting in any capacity in connection with the loans or letters of credit is any of the following:

(A)           a person that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order or any other applicable U.S. Treasury Department Office of Foreign Asset Control ("OFAC") regulations;

(B)           a person owned or controlled by, or acting on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable OFAC regulations;

(C)           a person with which the Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable AML Law;

(D)           a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order or other applicable OFAC regulations; or

(E)           a person that is named as a "specially designated national" or "blocked person" on the most current list published by OFAC at its official website, currently available at www.treas.gov/offices/ enforcement/ofac/ or any replacement website or other replacement official publication of such list;

(iii)              None of the Company, the Guarantors or any of their respective subsidiaries are and to their knowledge no broker or other agent of any of the Company, any Guarantor or any of their respective subsidiaries acting in any capacity in connection with the loans or letters of credit (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (ii) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable OFAC regulations, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable AML Law;

(m)           Certain Representations For Non-U.S. Companies. (i) None of the Company, the Guarantors, or any of their respective property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of its organization (the "State"); (ii) the waiver of immunity and the submission to the jurisdiction of New York State and Federal courts sitting in New York City contained herein are irrevocably binding on the Company or the Guarantors, as applicable; (iii) there is no tax, levy, impost, deduction, charge or withholding imposed by the State or any political subdivision or taxing authority thereof or therein either (A) on or by virtue of the execution or delivery of this Agreement or any other document to be furnished hereunder or (B) on any payment to be made by the Company or the Guarantors, as applicable, pursuant to this Agreement or any guarantee by the Guarantors, (iv) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any guarantee by the Guarantors in the State, it is not necessary that this Agreement, any such guarantee or any other document be filed or recorded with any court or other authority in the State or notarized or that any stamp or similar tax be paid on or in respect hereof or thereof, (v) each of this Agreement and any guarantee by the Guarantors is in proper legal form (without any requirement for notarization or other action) under the law of the State for the enforcement hereof against the Company or the Guarantors, as applicable, under such law (whether before or after a bankruptcy, insolvency, liquidation, receivership or other similar proceeding under such law), and (vi) in any action or proceeding arising out of or relating to this Agreement or any such guarantee, as applicable, in any court in the State, such court would recognize and give effect to the provisions hereof or thereof wherein the parties hereto or thereto agree that this Agreement or any such guarantee, as applicable, shall be governed by, and construed in accordance with, the laws of the State of New York, United States and the judgment of a New York State or U.S. Federal Court will be recognized and enforced by the courts of the state without further review on merits;

(n)           The Acquisition, etc (i) The Company has delivered to the Lender true, correct and complete copies of the Asset Purchase Documents (as defined below), and there have been no amendments, modifications or supplements thereto which have not been delivered to the Lender. The Company has, on December __, 2013, consummated the Acquisition pursuant to and in accordance with the Asset Purchase Documents, without any waiver, forbearance or consent by the Company with respect to any terms or provisions thereof, which have not been disclosed to the Lender in writing, and the Asset Purchase Documents set forth the entire agreement among the parties thereto with respect to the subject matter thereof. Except as otherwise disclosed to the Lender in writing, no party to the Asset Purchase Documents has waived the fulfillment of any condition precedent set forth therein to the consummation of the Acquisition, no party has failed to perform any of its obligations thereunder or under any instrument or document executed and delivered in connection therewith, and nothing has come to the attention of the Company that would cause it to believe that any of the representations or warranties of the Sellers contained in the Asset Purchase Documents were false or misleading when made or when reaffirmed on the date of the closing of the Acquisition. No consent or approval of any person, company or any other entity, and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the Acquisition, except (i) which have been previously obtained and (ii) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which has been duly and validly made and all waiting periods have expired on or prior to the date hereof. Neither the execution and delivery of the Asset Purchase Documents, nor the performance of the Company's obligations thereunder, will violate any provision of law or will conflict with or result in a breach of, or create (with or without the giving of notice or lapse of time, or both) a default under, any agreement to which the Company is a party or by which it is bound or any of its properties is affected. The Company has acquired by virtue of the consummation of the Acquisition and now has good and marketable title (subject to Permitted Liens as defined in the Asset Purchase Documents) to the Purchased Assets (as defined in the Asset Purchase Documents) heretofore owned by the Seller (as defined below), free and clear of any lien;

(ii)           The Company was organized on November 7, 2013 and, prior to the closing of the Acquisition, it has not engaged in any business or incurred any indebtedness except in connection with this Agreement and as described in the Asset Purchase Documents.

(iii)          As used herein, the following terms will have the meanings set forth below:

(A)	"Acquisition" means the acquisition by the Company of assets of the Seller pursuant to and in accordance with the terms of the Asset Purchase Documents;

(B)	"Asset Purchase Documents" means the Asset Purchase Agreement and all agreements and documents relating thereto;

(C)
"Asset Purchase Agreement" means the Purchase and Sale Agreement dated November 12, 2013 between the Seller and the Company (as amended, supplemented or otherwise modified from time to time) including all exhibits and schedules thereto; and

(D)	"Seller" means Hess Corporation;

(o)           As of the date hereof and each other date of determination, after giving effect to loans and letters of credit to be made, issued or provided on or prior to such date, (i) the amount of the "present fair saleable value" of the assets of the Company and the Company and its subsidiaries taken as a whole, will, as of such date, exceed the amount of all "liabilities of the Company or the Company and its subsidiaries taken as a whole, as applicable, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Company and the Company and its subsidiaries taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Company or the Company and its subsidiaries taken as a whole, as applicable, on its respective debts as such debts become absolute and matured, (iii) the Company and the Company and its subsidiaries taken as a whole, will not have, as of such date, an "unreasonably small amount of capital" with which to conduct their respective businesses, as such quoted term is determined in accordance with applicable U.S. federal and state Laws governing the determination of insolvency of debtors and (iv) the Company and the Company and its subsidiaries taken as a whole, will be able to pay their respective debts as they mature. For purposes of this paragraph (o), "debt" means "liability on a claim", and "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

Each of the making by the Company of any request for a loan, letter of credit or other credit extension and the receipt by the Company of the proceeds or the benefit of such loan, letter of credit or other credit extension requested in such request, shall constitute a representation and warranty by the Company that (x) the representations and warranties set forth herein and in each of the other Loan Documents are true and correct on and as of the date of such request and the date of such credit extension before and after giving effect thereto as if made on each such date; and (y) prior to and after the making or issuance, as the case may be, of such loan, letter of credit or other credit extension, no Event of Default (as defined in the Note or as set forth in Section 13 of the L/C Agreement or such event or condition, which, with the passage of time or the giving of notice or both, would become an Event of Default, has occurred and is continuing.

Covenants:

By using this facility, the Company agrees that it will comply with the provisions in Appendix A attached hereto and made a part hereof so long as this line of credit or any credit extended by the Lender to the Company remains outstanding. The Company's undertaking to comply with the terms of this Agreement does not in any way affect the uncommitted nature of the credit facility established by the Lender in the Company's favor or the demand nature of any credit extended to the Company.

Event of Default:

Without limiting the right of the Lender to demand payment of loans and cash collateral for letters of credit, or other extensions of credit or the right of the Lender to terminate this Agreement and/or decline to make any loan or issue or arrange for issuance of any letter of credit or other extensions of credit hereunder, if any Event of Default (as defined in the Note or as set forth in Section 13 of the L/C Agreement) (each an "Event of Default") shall occur and be continuing, the Lender may, by notice to the Company, declare all loans and reimbursement obligations and all accrued interest thereon to be forthwith due and payable and/or the Lender may require the Company to deposit immediately cash collateral with the Lender in an amount equal to the undisbursed maximum amount of each letter of credit issued for its account and of each other extension of credit, whereupon the loans and reimbursement obligations, all such interest and such amount of cash collateral shall become forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that in the event of the occurrence of any Event of Default set forth in clause (i) of the definition of such term contained in the Note or as set forth in Section 13(i) of L/C Agreement, the loans, all such reimbursement obligations, such interest and such amount of cash collateral shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company. The Company hereby expressly authorizes the Lender to setoff and apply such cash collateral to the payment of the Company's liabilities and obligations under this Agreement and the other Loan Documents.

Setoff:

The Company hereby further expressly authorizes the Lender, at any time and from time to time, without notice to the Company or to any other person or entity, any such notice being expressly waived by the Company, to setoff and apply any and all deposits (general or special) and other indebtedness or sums at any time held, credited or owing by ABN AMRO Capital USA LLC (including all of its branches and agencies) to or for the credit or account of the Company, in any currency and whether or not due, to the payment of the Company's liabilities and obligations, including, without limitation, any obligation to provide cash collateral, under this Agreement and the other Loan Documents, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although said obligations or liabilities, or any of them, shall be contingent or unmatured.

Miscellaneous:

(a)           This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The Company hereby agrees that any legal action or proceeding against the Company with respect to this Agreement and the other Loan Documents may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York as the Lender may elect, and, by execution and delivery hereof, the Company accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Lender in writing, with respect to any claim, action or proceeding brought by it against the Lender and any questions relating to usury. The Company agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of

New York as in effect from time to time shall apply to this Agreement and, to the maximum extent permitted by law, waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall limit the right of the Lender to bring proceedings against the Company in any other jurisdiction. The Company irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Lender by registered or certified mail, return receipt requested, postage prepaid, to the address specified in the Lender's records, such service of process by mail to be deemed effective on the fifth day following such mailing. The Company agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law.

(b)           AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OF THE COMPANY AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS THE COMPANY AND THE LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO THE COMPANY. No claim may be made by the Company against the Lender or the affiliates, officers, directors, employees or agents of the Lender for any special, indirect, punitive or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to any letter of credit requested by the Company or any draft or demand under any such letter of credit or any payment or nonpayment thereof, or any loan or other transaction contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection with any of the foregoing, and the Company hereby waives, releases and agrees not to sue upon any claim for any such damages. Neither the Lender nor any other person or entity referred to in the preceding sentence shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by the Lender or such other person or entity through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)           The Company agrees to pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, of any nature incurred or paid by the Lender in connection with this Agreement or any other Loan Document, including, without limitation, such costs and expenses as may arise from the preparation, execution, delivery, administration, interpretation, protection, enforcement or collection of this Agreement, the Note, the L/C Agreement, the letters of credit and any applications or other agreements pertaining to the issuance thereof and all other Loan

Documents and the costs and expenses of examination and audit of the Company's books and (subject to clause (b) of Appendix A hereto) records and of any collateral security for the loans and reimbursement obligations with respect to letters of credit or of defending any claim, action or proceeding asserted or commenced by the Company against the Lender. The provisions of this paragraph (c) shall survive the termination of the Loan Documents and the repayment of all liabilities to the Lender.

(d)           The Company shall defend, indemnify and hold harmless the Lender, its affiliates, directors, officers, agents, employees, participants and assignees, from and against any and all claims, suits, actions, causes of action, debts, liabilities, damages, losses, obligations, charges, judgments, costs and expenses of any nature whatsoever, including, without limitation, attorneys fees and expenses, in any way relating to or arising from or in connection with (i) the execution or delivery of this Agreement or any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties of their obligations under the Loan Documents or any such other agreement or instrument, or the consummation of the transactions contemplated by the Loan Documents, (ii) any loan, letter of credit or the use or use of proceeds thereof, (iii) any loss, damage or injury resulting from any hazardous material and/or (iv) any actual or prospective claim, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the Company or any other person or entity, and regardless of whether any of the foregoing indemnitees is a party thereto; provided that the foregoing indemnification shall not extend to claims, suits, actions, causes of action, debts, liabilities, damages, losses, obligations, judgments, costs and expenses to the extent caused by the gross negligence or willful misconduct of the Lender as determined by a final and nonappealable judgment of a court of competent jurisdiction.  This indemnification provision shall survive the termination of the Loan Documents and the repayment of all liabilities to the Lender.

(e)           All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing and except as otherwise specified in any other Loan Document, mailed, telecopied or delivered, if to the Company, at its address at 299 Park Avenue, New York, New York 10171, Attention: E. Nikolas Tavlarios (telecopier no. (212) 763-5605) and if to the Lender, at its address at 100 Park Avenue, New York, New York 10017, Attention: ECT Group (telecopier no. (917) 2846697); or as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party. Except as otherwise specified in any Loan Document, all such notices and communications shall, when mailed (postage prepaid), telecopied with evidence of transmission, or sent by hand delivery or other courier or delivery service, be effective when telecopied or delivered to the recipient, or five days after being deposited in the mails. The Lender may act upon facsimile or other electronically transmitted instructions or requests which are received by the Lender from person(s) purporting to be, or which instructions or requests appear to be, authorized by the Company. The Company further agrees to indemnify and hold the Lender harmless from any claims by virtue of the Lender's acting upon such facsimile or other electronically transmitted instructions or requests as such instructions or requests were understood by the Lender. In the event the Company sends the Lender a manually signed confirmation of the previously sent facsimile or other electronically transmitted instructions or requests, the Lender shall have no duty to compare it against the previous instructions or requests received by the Lender nor shall the Lender have any responsibility should the contents of the written confirmation differ from the facsimile or other electronically transmitted instructions or requests as acted upon by the Lender.

(f)           All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistently applied, except as otherwise stated herein.

(g)           The powers, rights and remedies of the Lender specified in this Agreement and the other Loan Documents are cumulative and in addition to any other powers, rights and remedies that the Lender may otherwise have under any other agreement and under applicable law. No amendment, modification, termination, waiver or discharge, in whole or in part, of any provision of this Agreement or any other Loan Document to which the Company is a party, nor consent to any departure by the Company therefrom, shall be effective, unless the same shall be in writing and signed by the Company and the Lender. Any such amendment, modification, termination, waiver, discharge or consent shall be effective only in the specific instance and for the purpose for which given. No amendment, modification, termination, waiver, discharge or consent agreed to by the Lender shall, of itself, entitle the Company to any other or further amendment, modification, termination, waiver, discharge or consent in similar or other circumstances. No notice to or demand on the Company in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

(h)           This Agreement and the other Loan Documents embody the entire agreement and understanding between the Lender and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

(i)           This Agreement and the other Loan Documents shall be binding on the Company and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, provided that the Company shall not have the right to assign its rights or obligations hereunder or thereunder or any interest herein or therein without the Lender's prior written consent and any purported assignment by the Company without such consent shall be void and of no force or effect. In the event the Lender notifies the Company of any assignment by the Lender of its rights and obligations, if any, under this Agreement and the other Loan Documents (without any obligation of the Lender to do so), (a) such assignment shall be effective on the date set forth in such notice, (b) such assignee shall succeed to and assume all of the Lender's rights and obligations, if any, under this Agreement and, the other Loan Documents, and (c) the Lender shall be released from all of such obligations.

(j)           No delay on the part of the Lender in exercising any powers, rights or remedies hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such powers, rights or remedies preclude, limit or impair other, further or future exercise thereof, or the exercise of any other power, right or remedy.

(k)           This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures of the parties may appear on separate counterparts with the same effect as if on the same counterpart. Telecopied signatures on this Agreement, the other Loan Documents and any amendments thereto shall be binding on the Company to the same extent as originally signed signature pages.

(l)           If any provision of this Agreement is invalid or unenforceable under the laws of any jurisdiction, then, to the fullest extent permitted by law, (i) such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating or affecting the enforceability of the remainder of such provision or the remaining provisions of this Agreement; and (ii) such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction.

(m)           In the event that (i) the terms of this Agreement or any other Loan Document or any collateral for any of the obligations under this Agreement or any other Loan. Document shall from time to time, in whole or in part, be renewed, extended, modified, waived, compromised, or settled for cash, credit or otherwise, (ii) the Lender shall discharge or release any party from its obligations hereunder or any other Loan Document, or (iii) any collateral shall from time to time, in whole or in part, be exchanged, sold, released or surrendered by the Lender, none of the foregoing shall release the obligations of the Company hereunder or under any other Loan Document, and no such action or failure to act on the part of the Lender shall, except to the extent expressly set forth in an agreement executed by the Lender, in any way affect or impair the obligations of the Company or be construed as a waiver by the Lender of, or otherwise affect, its right to avail itself of any remedy hereunder or under any other Loan Document.

(n)           The Company agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Document or the transactions pursuant to or in connection herewith and therewith, and the Company agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

(o)           The Company's obligations under this Agreement and the other Loan Documents shall be absolute, irrevocable and unconditional and shall be paid and performed strictly in accordance with the terms of this Agreement or such other Loan Document under any and all circumstances.

(p)           The Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lender to identify the Company in accordance with the terms of the USA Patriot Act. If the Company obtains any actual knowledge or receives any written notice that the Company, any Guarantor, or any of their respective Affiliates or subsidiaries is named on the OFAC List (an "OFAC Event"), the Company shall (i) promptly give written notice to the Lender of such OFAC Event and (ii) comply with all applicable laws, regulations and orders with respect to such OFAC Event (regardless of whether the party included on the OFAC List is located within the jurisdiction of the United States of America), and the Company hereby authorizes and consents to the Lender taking any and all steps the Lender deems necessary, in the Lender's sole discretion, to avoid violation of all applicable laws, regulations and orders with respect to any such OFAC Event (including the freezing and/or blocking of assets and reporting such action to OFAC).

(q)           Section headings in this Agreement are included for convenience of reference only and shall not constitute part of this Agreement for any other purpose or be given any substantive effect.

(r)           Deposits and credit balances at the Lender are NOT insured by the Federal Deposit Insurance Corporation (the "FDIC") or by any other U.S. government agency. By executing this letter, the Company acknowledges its initial deposit or credit balance and all future deposits and credit balances will NOT be INSURED BY THE FDIC.

(s)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase U.S. Dollars with such other currency in New York City on the business day (being any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in New York City) preceding that on which final judgment is given. The obligation of the Company in respect of any sum due from it to the Lender hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the business day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Lender in U.S. Dollars, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Lender in U.S. Dollars, the Lender agrees to remit to the Company such excess.

(t)           TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS.

[Signature Page to Follow]

If the foregoing accurately reflects the understanding between us, kindly execute the enclosed copy of this letter in the space provided below and return it to us, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ABN AMRO CAPITAL USA LLC

By:	/s/ Brooke Shuman
Name:	Brooke Shuman
Title:	Vice President

By:	/s/ Urvashi Zutshi
Name:	Urvashi Zutshi
Title:	Managing Director

ACCEPTED AND AGREED TO:

AEGEAN BUNKERING (USA) LLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Line Letter

If the foregoing accurately reflects the understanding between us, kindly execute the enclosed copy of this letter in the space provided below and return it to us, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ABN AMRO CAPITAL USA LLC

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND AGREED TO:

AEGEAN BUNKERING (USA) LLC

By:	/s/ Nikolas Tavlarios
Name:	Nikolas Tavlarios
Title:	Director

By:
Name:
Title:

Signature Page to Line Letter

Appendix A

The Company hereby covenants that while this Agreement remains in effect or any amount is outstanding in respect of any loan, letter of credit or other obligation to the Lender, the Company shall:

(a)           Reporting Requirements.    (i) Annual Financial Statements.  Furnish the Lender, as soon as available and in any event within 120 days after the close of each of the Company's and each Guarantor's fiscal years beginning with the fiscal year ending on or about December 31, 2014, with the consolidated and consolidating financial reports of the Company, the Parent and to the extent audited financial statements are prepared for such Guarantor, each other Guarantor, certified in the case of the consolidated statements without qualification by independent certified public accountants, in form and substance satisfactory to the Lender, as of the end of and for such period including balance sheets, related profit and loss and surplus statements, statements of cash flows, and a compliance certificate in form and substance satisfactory to the Lender;

(ii)               Quarterly Financial Statements. Furnish the Lender, as soon as available and in any event within 55 days after the close of each fiscal quarter of the Company and the Parent, with unaudited consolidated and consolidating balance sheets and income statements and statements of cash flows of the Company and the Parent (provided that such financial statements of the Parent shall not be required with respect to the fourth fiscal quarter of any fiscal year), certified as accurate and complete by an authorized officer of the Company in form and substance satisfactory to the Lender, a management discussion of operating results and a compliance certificate, all in form and substance satisfactory to the Lender;

(iii)              Borrowing Base Reports. Furnish the Lender, prior to the close of business every second Monday following the date of this Agreement and on the Business Day following the last day of each fiscal quarter of the Company (provided that the Company shall not be required to deliver a Borrowing Base Report for any second Monday which falls within one week prior to the last day of each fiscal quarter of the Company), with (A) a Borrowing Base Report and supporting schedules in substantially the form of Annex I hereto, (B) a schedule of inventory by type, quantity, and location, (C) a schedule and aging of accounts payable and accounts receivable and (D) a report from each warehouse and terminal as to the type and quantity of the Company's inventory, in each case as of the close of business on Friday of the preceding week (or, if Friday is not a Business Day, the next preceding Business Day, or in the case of any Borrowing Base Report delivered with respect to the Business Day following the last day of each fiscal quarter of the Company, the last day of such fiscal quarter) (the "Report Date") and certified as true and complete by an authorized officer of the Company, provided that if the Company shall request a loan or letter of credit when the most recently delivered Borrowing Base Report did not reflect sufficient availability for such loan or letter of credit, the Company shall at the time of such request deliver a new Borrowing Base Report reflecting that after giving effect to the requested loan or letter of credit, there would be no Excess (as defined in the seventh paragraph of this Agreement) as of such time; the Company acknowledges and agrees that each delivery of a Borrowing Base Report to the Lender shall constitute a representation and warranty by the Company that the assets listed in the Borrowing Base Calculation attached thereto comply with all of the terms and provisions of the corresponding definition set forth in Exhibit E to this Agreement;

(iv)              Cross-Check Borrowing Base Reports. Furnish the Lender, prior to (I) the close of business on the day that is 10 days after the required delivery date for each second Borrowing Base Report (or, if the 10th day is not a Business Day, by the next Business Day) and (II) the close of business on the day that is 7 days after the date of delivery of a Deficient Cross-Check Borrowing Base Report (as defined in clause (bb) below) (or, if the 7th day is not a Business Day, by the next Business Day), an additional Borrowing Base Report (a "Cross-Check Borrowing Base Report") as of the Report Date of the most recent Borrowing Base Report in the form and with the supporting documentation as described in the preceding paragraph (iii) and certified as true and complete by an authorized officer of the Company together with the following:

(A)           a report of an independent inspector detailing the storage volumes at those leased or owned inland storage facilities (or holding certificates from acceptable third party storers in a format acceptable to the Lender);

(B)           a report of an independent inspector detailing the storage volumes on those leased of owned vessels (or holding certificates from acceptable third party storers in a format acceptable to the Lender);

(C)           a list of those non-invoiced Eligible Receivables converted into invoices (with associated invoice numbers) and reconciliation with the list of non-invoiced Eligible Receivables detailed in the most recent Borrowing Base Report;

(D)           a sample of twenty randomly selected invoices evidencing invoicing of non-invoiced Eligible Receivables as reported in the most recent Borrowing Base Report;

(E)           a sample of twenty randomly selected invoices already reported as invoiced Eligible Receivables in the most recent Borrowing Base Report; and

(F)           a sample of ten randomly selected copy bills of lading in respect of barges above 10,000 dwt, confirming values on board and showing issuance or endorsement to the order of the Lender.

(v)              Evidence of Insurance. Furnish the Lender with evidence of renewal of each insurance policy of the Company (including, without limitation, marine insurance or other marine coverage and pollution risk insurance) and copies of the renewed marine insurance policy (or other marine coverage) and pollution risk policy prior to the expiration thereof;

(vi)             Reports to Shareholders and Creditors. Furnish the Lender, promptly after the same becomes available, copies of all reports, proxy statements, financial statements, notices and other materials distributed by the Company to its shareholders or to any holder of debt securities or instruments of the Company pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished hereunder;

(vii)             Open Account Payment Reports. Furnish to the Lender, as soon as available and in any event within 15 days after the close of each month, a written report of all payments by the Company during such month to suppliers, which shall include, without limitation, all payments made by the Company outside Trade LCs which contain reduction clauses;

(viii)            Other Information. Furnish the Lender with copies of monthly statements from all banks, commodity brokers and other financial institutions at which the Company maintains any accounts from time to time and such other information respecting the condition and operations, financial or otherwise, of the Company, each Guarantor or any subsidiaries or Affiliates as the Lender may from time to time request;

(b)           Audits by the Lender. Permit the Lender and its representatives to conduct collateral audits at the Company's expense on such dates and at such times as the Lender shall determine in consultation with the Company (except that no consultation shall be required after the occurrence and during the continuance of an Event of Default or after the Lender shall have demanded payment of or cash collateral for any or all obligations hereunder or under the other Loan Documents), provided that the Company shall not be required to pay the costs of more than two such audits in any calendar year, except such limitation shall not apply after the occurrence and during the continuance of any Event of Default or any demand for payment of or cash collateral for the Company's obligations under this Agreement and the Loan Documents;

(c)           Dispositions. Not, and not permit any of its subsidiaries or the Guarantors to, sell, lease, transfer or otherwise dispose of any of its assets or any inventory, except (i) sales of inventory in the ordinary course of business, (ii) sales and dispositions of obsolete equipment no longer necessary or useful in the Company's, such subsidiary's or such Guarantor's business, and (iii) with respect to any Guarantor, as permitted under that certain Facility Agreement for Borrowing Base Facility dated September 19, 2013, by and among Aegean Marine Petroleum S.A., as the company, Aegean Marine Petroleum S.A., Aegean Petroleum International Inc. and Aegean NWE N.V., as the borrowers, certain other companies as guarantors, ABN AMRO Bank N.V.

as Facility Agent, and the other agents and lenders party thereto (as amended, modified, extended, supplemented, replaced, refinanced or otherwise modified from time to time the "Global Facility Agreement");

(d)           Merger and Consolidation. Not merge into or consolidate with or into any corporation or other entity, nor permit any of its subsidiaries nor any of the Guarantors to do so, without the prior written consent of the Lender except, with respect to any Guarantor, as permitted under the Global Facility Agreement;

(e)           Restricted Payments. Not declare or make, nor permit any of the Guarantors to do so, at any time any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital stock, equity or membership interests of the Company or such Guarantor or purchase, redeem or otherwise acquire for value any capital stock, equity or membership interests of the Company or such Guarantor or any warrants, rights or options to acquire such capital stock, equity or membership interests, now or hereafter outstanding, without the prior written consent of the Lender, and not permit any of its subsidiaries to do any of the foregoing with respect to its own capital stock, equity or membership interests except (i) for the payment of dividends and the making of distributions to the Company and (ii) the payment of dividends and the making of distributions by any guarantor permitted under the Global Facility Agreement, provided that so long as (A) no Event of Default shall have occurred and be continuing or would exist after giving effect thereto and the Lender shall not have (x) declared the Company's obligations to be due and payable pursuant to the Loan Documents or (y) demanded payment of cash collateral or any other obligations hereunder or thereunder, and (B) the Company is an S corporation under the Internal Revenue Code (or otherwise regarded as a flow-through or conduit for tax purposes under the Internal Revenue Code), the Company shall be permitted to pay quarterly dividends to its members in amounts sufficient to pay federal, state and local income taxes payable by such members and arising solely from their ownership of equity interests in the Company;

(f)           Financial Covenants. Comply, and cause each other member of the Group to comply, with each of the financial covenants contained in Section 23 of the Global Facility Agreement (as in effect on the date of this Agreement and without giving effect to any amendment, modification, waiver or consent with respect thereto) which covenants and the definitions of terms used therein are hereby incorporated by reference herein and made a part hereof and are hereby made for the benefit of the Lender;

(g)           Existence. Preserve its limited liability company, corporate or similar organizational existence and all licenses, registrations and permits necessary for the conduct of its business, maintain its properties in good repair, working order and condition, continue in the same lines of business and conduct its business substantially as it is being conducted now, and cause each of its subsidiaries and each Guarantor to do all of the foregoing except with respect to any Guarantor, as permitted under the Global Facility Agreement;

(h)           Insurance.   Maintain, and cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it conducts its business; maintain in full force and effect at all times marine insurance or other marine coverage and pollution coverage in amounts acceptable to the Lender; and cause all such insurance policies to contain loss payable endorsements and additional insured clauses satisfactory to the Lender in its sole discretion;

(i)           Compliance with Laws. Comply, and cause each of its subsidiaries and each Guarantor to comply, in all material respects with applicable law and regulations except with respect to any Guarantor, as permitted under the Global Facility Agreement;

(j)           Notice of Defaults. As soon as possible and in any event within five Business Days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, deliver to the Lender a statement of the chief financial officer of the Company setting forth details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

(k)           Pari Passu Status. Take all action necessary to insure that the Company's and each Guarantor's obligations under the Loan Documents rank and will continue to rank at least pari passu in respect of priority of payment with all other present and future unsecured and unsubordinated indebtedness (except for mandatory obligations preferred by law);

(l)           Notice of Material Adverse Effect. Promptly notify the Lender of any event, circumstance or condition that had or could be expected to have a Material Adverse Effect;

(m)           Location of Offices; Conduct of Business. Not (and not permit any Guarantor to) move its chief executive office or chief place of business, change its name, type or place of organization or organizational identification number, or conduct its business in any name other than as set forth on the signature page hereto, (i) except with the prior written consent of the Lender or (ii) except with respect to any Guarantor, in connection with any transaction permitted under the Global Facility Agreement, provided that the Company shall deliver to Lender (A) notice of any such event and (B) such certificates, opinions of counsel, or amendments to the Loan Documents as Lender may request in connection with such change;

(n)           Organizational Documents. Not (and not permit any Guarantor to) amend its articles of organization or certificate of formation, limited liability company agreement, certificate of incorporation or by-laws or other organizational documents without the prior written consent of the Lender except, with respect to any Guarantor, in connection with any transaction permitted under the Global Facility Agreement, provided that the Company shall deliver to Lender such certificates, opinions of counsel, or amendments to the Loan Documents as Lender may request in connection with such change;

(o)           Affiliate Transactions. Not (and not permit any of its subsidiaries or any Guarantor to) directly or indirectly: (a) make any investment in or loan or extension of credit to an Affiliate (as defined in paragraph (h) under the caption "Representations" in this Agreement); (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including guarantees and assumptions of obligations of an Affiliate, management and consulting agreements and payment of management fees); provided, however, that: (i) any Affiliate who is a natural person may serve as an employee, officer or director of the Company or a subsidiary and receive reasonable compensation for his services in such capacity, (ii) any Guarantor may engage in any such transaction with any other member of the Group (other than the Company and its subsidiaries) to the extent permitted under the Global Facility Agreement and (iii) the Company, the Guarantors and their respective Affiliates may enter into transactions on terms which are no less favorable to the Company and the Guarantors than those which they could obtain in a transaction conducted in the ordinary course of business, on an arm's-length basis;

(p)           Indebtedness. Not (and not permit any subsidiary nor any Guarantor to) incur or permit to exist any liabilities or indebtedness for borrowed money or in respect of letters of credit or bankers acceptances, except (i) with respect to the Company, such indebtedness or liabilities owing to the Lender and (ii) with respect to any Guarantor, any such indebtedness or liabilities permitted under the terms of the Global Facility Agreement;

(q)           Loans and Other Investments. Not (and not permit any subsidiary nor any Guarantor to) make or permit to exist any loan, extension of credit, advance or investment to or in any person or entity, or any guarantee thereof, other than accounts receivable arising in the ordinary course of business and investments in cash and cash equivalents except, with respect to any such loan, extension of credit, advance or investment by any Guarantor, as permitted under the Global Facility Agreement;

(r)           Liens. Not, and not permit any of its subsidiaries nor any Guarantor to, create or permit to exist any mortgage, charge, lien or other encumbrance with respect to any of its assets, other than (x) liens in favor of the Lender, (y) liens consented to by the Lender in writing and (z) liens or encumbrances on the assets of any Guarantor (other than any stock or equity or membership in the Company owned by a Guarantor), as permitted under the Global Facility Agreement;

(s)           Guaranties. Not and not permit any of its subsidiaries nor any Guarantor to assume, endorse, be or become liable for, or guarantee, the obligations of any person or entity, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business except, with respect to any such guarantee by a Guarantor, as permitted under the Global Facility Agreement. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase or otherwise acquire indebtedness or obligations of any other person or entity, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person or entity to make payment of indebtedness or obligations, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the indebtedness or obligations of another person or entity, or to supply funds to or in any manner invest in another person or entity in connection with its indebtedness or obligations;

(t)           Account Control; Notification of Account Debtors. (i) Cause all of the Company's and its subsidiaries' deposit accounts, securities accounts and commodity trading accounts to be maintained at financial institutions approved by the Lender and, except in the case of payroll accounts and operating accounts (provided that the aggregate amount held by the Company in all such payroll and operating accounts shall not exceed $1,000,000 at any one time), cause any or all such accounts to be subject to control agreements acceptable to the Lender in its sole discretion.

(ii)           Notify each account debtor under accounts receivable now or hereafter constituting collateral of the Lender's security interest in such accounts receivable and instruct, and use its commercially reasonable efforts to cause, each account debtor of such an account receivable and, if applicable, the person or entity providing credit support with respect thereto, to make all payments payable to the Company in respect of such account receivable and support to an account subject to a control agreement as described above in clause (i) which is specified by the Lender.

(u)           Amendments of Asset Purchase Documents. (i) Not (and not permit any Guarantor to) modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate any of the Asset Purchase Documents or waive any condition or default thereunder if the effect thereof is adverse to the Company in the reasonable discretion of the Lender;

(ii)           promptly upon their becoming available, furnish to Lender copies of any correspondence or notices received by the Company or any of its Affiliates from or sent by the Company or any of its Affiliates to the Seller or any other party to the

Asset Purchase Documents relating to any breach, default or claim thereunder or any past due payment thereunder, any other material matter relating to the Acquisition;

(iii)           promptly (but in no event later than five days after becoming aware thereof), provide notice of the occurrence of any claim or potential claim available to or asserted by the Company or any of its Affiliates under the Asset Purchase Documents which individually or in the aggregate exceeds $25,000, and notice of all actions intended to be taken by the Company or any of its Affiliates in connection therewith;

(v)           Asset Purchase Documents. (i) In the event any claim involving an amount in excess of $25,000 becomes available to the Company or any of its Affiliates under or relating to the Asset Purchase Documents, reasonably pursue the enforcement of such claim in a manner satisfactory to the Lender;

(ii)           Within 2 Business Days (as defined in the LC Agreement) following the receipt of any payment recovered by the Company pursuant to Article VIII of the Asset Purchase Agreement, first, prepay the outstanding loans and reimbursement obligations and thereafter deposit cash collateral with the Leader in an amount sufficient to eliminate such excess, in the aggregate amount of such payment recovered, together with accrued interest to the date of such prepayment of loans and reimbursement obligations on the amount prepaid;

(w)           Guarantee Requirement. Cause the Guarantee Requirement to be and remain satisfied at all times, and cause each Guarantor to deliver, contemporaneously with its execution and delivery of a guarantee in accordance with the Guarantee Requirement, any and all certificates, organizational documents, resolutions and other authorization documents and legal opinions as the Lender shall request in its sole discretion;

(x)           Intentionally omitted.

(y)           Capital Expenditures. Not, nor permit any of its subsidiaries to, make or commit to make any Capital Expenditure if after giving effect to such commitment or expenditure (a) a default or Event of Default would exist under this Agreement, or (b) the aggregate of such expenditures or commitments in any one fiscal year would exceed $500,000; as used herein "Capital Expenditures", for any period with respect to any person, shall mean all expenditures made by such person during such period that, in accordance with United States generally accepted accounting principles, should be classified as a capital expenditure and all capital lease obligations;

(z)           Environmental Laws. comply with, and ensure compliance by all tenants and subtenants (if any) and all charterers or operators of vessels operated for or on behalf of the Company with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all governmental authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained on the books and records of the Company or applicable subsidiary or Guarantor in accordance with United States generally accepted accounting principles; (c) handle, transport and dispose of, and cause all subtenants and all charterers or operators of vessels operated for or on behalf of the Company to handle, transport and dispose of, all Materials of Environmental Concern in compliance with all applicable Environmental Laws, and (d) cause each of its subsidiaries and each Guarantor to do all of the foregoing, except, with respect to any Guarantor, as permitted under the Global Facility Agreement; as used herein the following terms shall have the meanings set forth below:

(A)           "Environmental Laws" shall mean with respect to any person, any and all Laws concerning the environment or health and safety (including without limitation regulating, relating to or imposing liability on standards of conduct concerning Materials of Environmental Concern) which are in existence now or in the future and are binding at any time on any such person in the relevant jurisdiction in which such person has been or is operating (including by the export of its products or its waste to that jurisdiction);

(B)           "Environmental Permits" shall mean with respect to any person, any permit, license, consent, approval and other authorization and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any such person conducted on or from the properties owned or operated by such person; and

(C)           "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which form the basis of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde insulation, medical waste, radioactive materials and electromagnetic fields;

(aa)           Accounting Changes. Not, nor permit any of its subsidiaries nor any Guarantor to, make any significant change in accounting treatment or reporting practices, except as permitted by United States generally accepted accounting principles, or change the fiscal year of the Company or of any subsidiary or such Guarantor. At the end of any calendar year during which any such change (in accordance with United States generally accepted accounting principles) has occurred, the Company shall prepare and deliver to the Lender an explanatory statement, in form and substance reasonably satisfactory to the Lender, reconciling the previous treatment or practice with the new treatment or practice; and

(bb)           Deficient Cross-Check Borrowing Base Reports. Not permit there to be more than one Deficient Cross-Check Borrowing Base Report delivered to the Lender during the term of this Agreement; as used herein, "Deficient Cross-Check Borrowing Base Report" means a Cross-Check Borrowing Base Report which shows a borrowing base amount equal to less than 95% of the borrowing base amount reported in the most recent Borrowing Base Report, as verified by the Lender based on the information provided by independent sources acceptable to the Lender and reflected in such Cross-Check Borrowing Base Report.

(cc)           Post-Closing Covenant. (x) On or prior to the date that is thirty (30) days after the date hereof:

1.	deliver to the Lender legal opinions of Cyprus and Belgian counsel each in form and substance acceptable to the Lender in its sole discretion;

2.
use commercially reasonable efforts (at all times through and including such date) to obtain and deliver to the Lender control agreements (in form and substance acceptable to the Lender) in respect of all transportation and chartering agreements to which it is a party; and

3.	open a deposit account with Wells Fargo Bank, N.A. which shall be under the control of the Lender (subject to a deposit account control agreement in form and substance acceptable to the Lender); and

(y) on or prior to the date that is fifteen (15) days after the date hereof, deliver to the Lender written evidence (acceptable to the Lender) of general liability insurance with an oil and pollution endorsement, naming the Lender as an additional insured, in form and substance satisfactory to the Lender in its sole discretion.

Annex I to Line Letter

Borrowing Base Report

The undersigned, the _______________ and _______________ of Aegean Bunkering (USA) LLC (the "Company"), hereby certifies to ABN AMRO Capital USA LLC (the "Lender") in connection with the Line Letter Agreement dated December __, 2013 between the Company and the Lender (as amended, modified or supplemented from time to time, the "Line Letter"; capitalized terms used herein or in the attached Annex A and not defined herein or therein shall have the meanings given to them in the Line Letter), that:

1.           Each officer executing this Borrowing Base Report is an officer of the Company and as such is duly authorized to execute and deliver this Borrowing Base Report.

2.           The information contained herein, in the attached Annex A and in the other attachments hereto is true and complete as of _________, 20__ in all respects and the Company is in compliance with the Line Letter. The undersigned further certifies that the undersigned has no knowledge of any Event of Default or event that with the giving of notice or passage of time or both would constitute an Event of Default which exists as of the date of this Borrowing Base Report.

3.           The Company acknowledges and agrees that the eligibility requirements and advance rates referred to in this Borrowing Base Report (including, without limitation, Annex A hereto) and in Exhibit E to the Line Letter may be amended or supplemented at any time and from time to time in the sole discretion of the Lender (notice of any such amendment or supplement to be sent by the Lender to the Company as soon as practicable after such amendment or supplement is made, provided that the failure to send such notice shall not affect the effectiveness of such amendment or supplement), and the inclusion of such eligibility requirements and advance rates does not constitute any commitment or agreement on the part of the Lender to make any loan, issue any letter of credit or make any other credit extension or to refrain from amending or supplementing such eligibility requirements and advance rates (including, without limitation, in a manner that will reduce the borrowing base).

4.           Each of the items of collateral listed in the Borrowing Base Calculation attached hereto as Annex A complies with all the terms and provisions of the applicable definition set forth in Exhibit E to the Line Letter.

[INSERT THE FOLLOWING IN ALL REPORTS]

5.           The Company delivers to the Lender the following attached schedules:

(a)      a schedule of inventory by type, quantity, and location,

(b)      a schedule and aging of accounts payable and accounts receivable, and

(c)      a report from each warehouse and terminal as to the type and quantity of the Company's inventory.

6.           [INSERT THE FOLLOWING ONLY IN CROSS-CHECK BORROWING BASE REPORTS]

(a)           a report of an independent inspector detailing the storage volumes at those leased or owned inland storage facilities (or holding certificates from acceptable third party storers in a format acceptable to the Lender);

(b)           a report of an independent inspector detailing the storage volumes on those leased of owned vessels (or holding certificates from acceptable third party storers in a format acceptable to the Lender);

(c)           a list of those Unbilled Eligible Accounts Receivables converted into invoices Unbilled (with associated invoice numbers) and reconciliation with the list of Eligible Accounts Receivables detailed in the most recent prior Borrowing Base Report;

(d)           a sample of twenty randomly selected invoices evidencing invoicing of Unbilled Eligible Accounts Receivables as reported in the most recent prior Borrowing Base Report;

(e)           a sample of twenty randomly selected invoices already reported as invoiced Eligible Accounts Receivables Tier 1 or Eligible Accounts Receivable Tier 2 in the most recent prior Borrowing Base Report; and

(f)           a sample of ten randomly selected copy bills of lading in respect barges above 10,000 dwt, confirming values on board and showing issuance or endorsement to the order of the Lender.

[Signature page to Follow]

Dated: _____________ __, 20__	AEGEAN BUNKERING (USA) LLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Borrowing Base Report

Annex A

Borrowing Base Calculation

	Category	Advance Rate		Amount

1.	Eligible Accounts Receivable — Tier 1	90%

2.	Eligible Accounts Receivable Tier 2	85%

3.	Unbilled Eligible Accounts Receivable	80%

4.	Eligible Net Liquidity in Brokerage Accounts	100%

5.	LCs Covering Commodities Not Yet Delivered	80%

6.	Eligible Inventory — Tier 1	90%

7.	Eligible Inventory — Tier 2	80%

8.	Eligible Inventory — Tier 3	50%

9.	Cash	100%

	Minus

10.	First Purchaser Lien Amount	100%	$

11.	Estimated Excise Taxes Payable	100%	$

12.	Total Borrowing Base	(Sum of 1-9 minus 10 and minus 11)	$

13.	Loans		$

14.	Letters of Credit		$

15.	Borrowing Base Availability (Deficit)	(12 minus the sum of 13 and 14)	$

EXHIBIT A

FORM OF BORROWING REQUEST1

[Date]

ABN AMRO Capital USA LLC
100 Park Avenue
New York, New York 10017
Attention: ___________

Re:           AEGEAN BUNKERING (USA) LLC

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to the line letter agreement dated as of December 17, 2013 (as amended, supplemented or otherwise modified from time to time, the "Line Letter"), between AEGEAN BUNKERING (USA) LLC (the "Borrower") and ABN AMRO Capital USA LLC (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Promissory Note dated December 17, 2013 (as amended, supplemented or otherwise modified from time to time) made by the Borrower.

The Borrower hereby irrevocably requests a loan in the amount of $__________.

The requested borrowing date is _______ __, ____.

The maturity date of the loan will be _______ __, ____.

The loan will bear interest at the rate specified below plus the margin set forth in the Line Letter:

☐   the Offered Rate

☐            the Base Rate

The Interest Period2 requested by the Borrower for the loan will be:

☐            one month

☐            three months

______________
1  The Borrowing Request must be received by the Lender prior to 10:00 am (New York City time), on the same Business Day as the requested borrowing date.

2 Applies only if loan will bear interest based upon the Offered Rate.

☐            _________.

The Borrower hereby represents and warrants as of the date that the loan being requested hereby is made that (i) each of the representations and warranties made by the Borrower in the Line Letter are true and correct in all material respects on and as of such date as if made on such date, except for those representations and warranties that by their terms were made as of a specified date, which shall be true and correct in all material respects on and as of such specified date, (ii) no Event of Default (as defined in the Line Letter) or event that with the lapse of time or giving of notice or both would constitute an Event of Default has occurred and is continuing as of such date or after giving effect to the loan being requested hereby, and (iii) after giving effect to the loan requested hereunder, no Excess (as defined in the Line Letter) will exist.

[Signature Page to Follow]

2

The Borrower has caused this Borrowing Request to be executed and delivered, and the representations and warranties contained herein to be made, by a duly authorized representative as of the date first mentioned above.

AEGEAN BUNKERING (USA) LLC

By:
Name:
Title:

Signature Page to Borrowing Base Report

EXHIBIT B

FORM OF LETTER OF CREDIT REQUEST FOR ISSUANCE OF LETTER OF
CREDIT

[Date]

ABN AMRO Capital USA LLC
100 Park Avenue
New York, New York 10017
Attention: ___________

Re:           AEGEAN BUNKERING (USA) LLC

Ladies and Gentlemen:

This Letter of Credit Request is delivered to you pursuant to the line letter agreement dated as of December 17, 2013 (as amended, supplemented or otherwise modified from time to time, the "Line Letter"), between AEGEAN BUNKERING (USA) LLC (the "Borrower") and ABN AMRO Capital USA LLC (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Line Letter.

The Borrower hereby irrevocably requests that a letter of credit be issued or provided on its behalf.

Such letter of credit is:

☐           A "Trade LC (as defined in the Line Letter)

☐            A Performance LC (as defined in the Line Letter)

The maximum liability under such letter of credit is $_____.

The requested date on which the letter of credit is to be issued is ________ __, 20__.

The beneficiary of the letter of credit, [INSERT NAME] (the "Beneficiary"), is located at [ADDRESS].

The letter of credit will expire or terminate on ________ __, 20__.  In the case of a drawing or a demand for payment, the Beneficiary shall present [SPECIFY DOCUMENTS NECESSARY TO BE DELIVERED FOR SUCH ACTIONS].

The delivery instructions for the letter of credit are as follows:

The form of the proposed letter of credit is attached hereto as Exhibit A.

The Borrower hereby represents and warrants as of the date that the letter of credit being requested hereby is issued that (i) each of the representations and warranties made by the Borrower in the Line Letter are true and correct in all material respects on and as of such date as if made on such date, except for those representations and warranties that by their terms were made as of a specified date, which shall be true and correct in all material respects on and as of such specified date, (ii) no Event of Default or event that with the lapse of time or giving of notice or both would constitute an Event of Default has occurred and is continuing as of such date or after giving effect to the letter of credit being requested hereby, and (iii) after giving effect to the letter of credit requested hereby, no Excess will exist.

The Borrower has caused this Letter of Credit Request to be executed and delivered, and the representations and warranties contained herein to be made, by a duly authorized representative as of the date first mentioned above.

AEGEAN BUNKERING (USA) LLC

By:
Name:
Title:

2

Exhibit A to Letter of Credit Request

[Form of Letter of Credit]

EXHIBIT C

[Form of Note]

See attached.

PROMISSORY NOTE

U.S.$150,000,000	December 17, 2013

The undersigned, for value received, jointly and severally, promise(s) to pay to the order of ABN AMRO Capital USA LLC (hereinafter called the "Lender") the principal sum of ONE HUNDRED FIFTY MILLION UNITED STATES DOLLARS (U.S.$150,000,000), or such lesser amount as shall equal the outstanding principal amount of all loans made by the Lender (the "Loans") to the undersigned, payable on demand by Lender, but in any event not later than the maturity date for each such Loan agreed to by the Lender and the undersigned at or prior to the time such Loan is made. In no event shall the maturity date for any Loan be more than 90 days after such Loan is made. The Lender shall have no obligation to make any Loan to the undersigned.

The undersigned also promises to pay to the order of the Lender interest on the unpaid principal amount of each Loan evidenced hereby, from the date when made until the principal amount thereof is repaid in full, at such rates of interest as shall be agreed upon from time to time between the undersigned and the Lender at or prior to the time each Loan is made or, if not so agreed, at a rate per annum equal to the Base Rate (as hereinafter defined) plus 2.9%. Interest shall be paid at such monthly, quarterly or semiannual intervals as shall be agreed from time to time between the undersigned and the Lender or, if not so agreed, monthly on the last Business Day (as hereinafter defined) of each month, at maturity of each Loan (whether at stated maturity, on demand, by acceleration or otherwise) and on each date of any payment of principal of any Loan, on the amount paid. All interest payable hereunder shall be calculated on the basis of a 360 day year and actual days elapsed.

Any amount of principal of any Loan and, to the extent permitted by applicable law, any interest payable thereon which is not paid when due, whether at stated maturity, on demand, by acceleration or otherwise, shall bear interest for each day from the day when due until paid in full, payable on demand, at a rate per annum equal to the higher of: (a) two percent per annum in excess of the interest rate in effect with respect to such Loan prior to the date when due, and (b) two percent per annum in excess of the Base Rate.

The rate of interest agreed to with respect to any Loan shall be a fixed rate expressed as a percentage per annum or a margin (expressed as a percentage per annum) in excess of one of the following: (i) the "Base Rate"; or (ii) the "Offered Rate", "Base  Rate" shall mean the rate of interest equal to the higher (redetermined daily) of (i) the per annum rate of interest established by JPMorgan Chase Bank, N.A. (or any successor, "JPM") from time to time at its principal office in New York City as its prime rate or base rate for U.S. dollar loans (such rate is a reference rate established by JPM from time to time and does not necessarily represent the lowest or best rate actually charged by JPM or the Lender to any customer), (ii) LIBOR for an Interest Period of one month ("One Month LIBOR") plus 1.00% (for the avoidance of doubt, One Month LIBOR for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the Reuters service) or other publicly available source providing such quotations as designated by the Lender from time to time, at approximately 11:00 a.m. London time on such day), or (iii) the Federal Funds Rate, plus one half of one per cent (0.5%) per annum. Any change in the Base Rate due to a change in any of such rates referred to above shall be effective as of 12:01 a.m. (New York City time) on the day such change becomes effective. "Federal Funds  Rate" shall mean for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by it. "LIBOR" shall mean for any Interest Period for any Loan, the interest rate reported on Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the Reuters service) or other publicly available source providing such quotations as designated by the Lender from time to time, at or about 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period (rounded upward, if necessary, to the nearest 1/16th of 1%), as the representative rate at which banks are offering United States Dollar deposits in the London interbank market, for delivery on the first day of such Interest Period, for a term comparable to such Interest Period. "Offered Rate" shall mean the rate per annum determined by the Lender at which U.S. dollar deposits, loans or advances of an amount comparable to the amount of the respective Loan and for a period comparable to the relevant Interest Period are offered to the Lender in such market or from such other funding source (including, without limitation, the Lender's affiliated banks and companies) as the Lender shall select from time to time in its sole discretion (rounded upward, if necessary, to the nearest 1/16 of 1%) at or about 11:00 a.m. (New York City time) on the date of the commencement of each Interest Period or, if so selected by the Lender, on the first or second Business Day prior to such commencement, such rate to be increased to reflect all market, liquidity and regulatory conditions which the Lender deems applicable from time to time and to remain in effect for the entire Interest Period. "Interest Period" shall mean, with respect to each Loan evidenced hereby, (i) initially, the period commencing on the date of such Loan and ending one Business Day, or one or three months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the undersigned not less than three Business Days prior to the date on which such Loan is made or, in the case of the Offered Rate, selected by the undersigned on the date of the Lender's determination of the Offered Rate for such Interest Period, and (ii) thereafter each period commencing on the last day of the immediately preceding Interest Period for such Loan and ending one Business Day, or one or three months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the undersigned not less than three Business Days prior to the first day of such period or, in the case of the Offered Rate, selected by the undersigned on the date of the Lender's determination of the Offered Rate for such Interest Period; provided that: (a) any Interest Period which would otherwise

2

end on a day which is not a Business Day shall be (i) extended to the next succeeding Business Day or (ii) if such next succeeding Business Day falls in another calendar month, shortened to the next preceding Business Day, except in respect of an Interest Period which ends the next Business Day; (b) any Interest Period of one month or longer which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month; (c) if the undersigned shall fail to select an Interest Period for any reason, it shall be deemed to have elected that the applicable Loan shall bear interest at the Offered Rate for an Interest Period commencing on the date such Loan is made or the last day of the preceding Interest Period for such Loan, as applicable, and ending on the next Business Day plus the applicable margin for such Offered Rate Loans or, if there is no applicable margin for such Offered Rate Loans, the applicable margin for Loans bearing interest at a rate based on LIBOR; and (d) no such Interest Period shall expire after the maturity date of the applicable Loan. "Business Day" shall mean any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York are authorized or required by law to remain closed and, with respect to any Loan bearing interest at a rate based on the Offered Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in the city where the applicable interbank market is located.

The Lender may record on its books and records or on the schedule to this Note which is a part hereof, the principal amount and date of each Loan made hereunder, the interest rate applicable thereto, the maturity date thereof and all payments of principal made thereon; provided, however, that prior to the transfer of this Note all such information with respect to all outstanding Loans shall be recorded on the schedule attached to this Note. The Lender's record, whether shown on its books and records or on the schedule to this Note, shall be conclusive and binding upon the undersigned, absent manifest error, provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the undersigned to repay all Loans made hereunder, together with all interest thereon and all other amounts payable hereunder. Without limiting the foregoing, the undersigned acknowledges that interest rates and maturity dates are ordinarily negotiated between the undersigned and the Lender by telephone and the undersigned agrees that in the event of any dispute as to any applicable interest rate and/or maturity date, the determination of the Lender and its respective entry on the schedule herein referred to shall be conclusive and binding upon the undersigned.

All payments hereunder shall be made at the office of the Lender at 100 Park Avenue, New York, New York 10017 or at such other place as the Lender may designate, in lawful money of the United States of America and in immediately available funds, without setoff, recoupment, deduction, defense or counterclaim and free and clear of, and, except as required by applicable law, without deduction or withholding for or on account of, any present or future income, franchise, excise, stamp or other taxes, levies, imposts, duties or other charges of any kind now or hereafter imposed by any

3

governmental or taxing authority, but excluding taxes imposed on or measured by the net income of the Lender by the jurisdiction of its organization, the United States of America or the State or City of New York or any taxing authority thereof or any taxes imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (such non-excluded items, "Taxes"). If, under applicable law, any such Taxes are required to be deducted or withheld from any such payment, the undersigned will pay additional interest or will make additional payments in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction therefor and for any Taxes and other taxes on such additional interest or amounts, will be equal to the amount provided for herein. The undersigned hereby agrees to indemnify and to hold the Lender harmless against, the full amount of Taxes, imposed on or paid by the Lender, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the undersigned provided for in this paragraph shall apply and be made whether or not the Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the undersigned under the indemnity set forth in this paragraph shall be paid within ten (10) days from the date on which the Lender makes written demand therefor. Determinations by the Lender pursuant to this paragraph shall be conclusive absent manifest error. The agreements of the undersigned in this paragraph shall survive the termination of the Loan Documents (as defined below) and the repayment of all Liabilities to the Lender. The undersigned agrees to furnish promptly to the Lender official receipts evidencing payment of any Taxes so withheld or deducted.

To the extent the Lender may lawfully do so, the Lender shall deliver to the undersigned a duly completed United States Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-9 (or applicable successor form) indicating that the Lender is exempt from United States withholding tax upon execution of the Line Letter dated the date hereof between the Lender and the undersigned (as amended, supplemented or otherwise modified from time to time, the "Line Letter") and the Lender and any of its transferees, assignees or participants (each, a "Transferee") shall deliver such forms, to the extent it is lawfully permitted to do so, at such other times, upon the undersigned's request, if required under applicable U.S. Treasury Regulations. If any Transferee fails to deliver such a form, no additional amounts on account of Taxes shall be payable pursuant to the preceding paragraph.

If any payment due hereunder shall be due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day at such place of payment and interest thereon shall be payable for such extended time.

This Note may be prepaid at any time without premium or penalty except payment of the amounts provided for in the next paragraph. Each prepayment shall be accompanied by all accrued interest on the amount prepaid.

4

If any payment of the principal of a Loan evidenced hereby (other than Loans bearing interest based on the Base Rate) is made on a day other than the last day of an Interest Period applicable thereto for any reason, including, without limitation, voluntary pre-payment or acceleration, or if the undersigned fails to borrow any proposed Loan (other than Loans bearing interest based on the Base Rate) after the Lender has arranged funding thereof, or if the interest rate on any Loan is converted as provided in the second succeeding paragraph, the undersigned shall pay to the Lender, on demand, the amount of any loss, cost or expense ("Funding Loss") incurred by the Lender as a result of the timing of such payment, such failure to borrow or such conversion, including, without limitation, any loss incurred in liquidating or redeploying funds received or borrowed from third parties. The agreements of the undersigned in this paragraph shall survive the termination of the Loan Documents and the repayment of all Liabilities to the Lender.

In the event that on any date on which the Offered Rate is to be determined with respect to an Interest Period: the Lender determines that advances or other funding in dollars in the principal amount of the Loan to which such Interest Period applies are not being offered to the Lender in the London interbank market or such other applicable market or from such other funding source, as the case may be, for the applicable Interest Period, then the affected Loan shall, on receipt of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the rate of interest determined by the Lender, such determination to be conclusive absent manifest error, to be 2.90% over its cost of funding the Loan using sources selected by it other than the London interbank market or such other applicable market or funding source, as the case may be, for dollars or, if the Lender so elects in its sole discretion, at the Base Rate.

If the effect of any applicable law, rule or regulation, or the interpretation or administration thereof, or compliance with any request or directive of any governmental authority, is to make it unlawful or impracticable for the Lender to maintain or fund the principal amount of any Loan evidenced hereby, then the affected Loan shall, on receipt by the undersigned of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the rate of interest determined by the Lender, such determination to be conclusive absent manifest error, to be 2.90% over its cost of funding the Loan using sources selected by it other than the London interbank market or such other applicable market or funding source, as the case may be, for dollars or, if the Lender so elects in its sole discretion, the Base Rate.

If the Lender shall determine that the applicability of or the adoption after the date hereof of any law, rule, regulation, request, directive or guideline (domestic or foreign) regarding capital adequacy or liquidity requirements (including, without limitation, (i) all regulations, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case pursuant to "Basel III" (as amended from time to time, "Basel III"), and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203 (as

5

amended from time to time, the "Dodd-Frank Act") and all rules, regulations, requests, guidelines or directives in connection therewith), or any change in any of the foregoing or in the enforcement, interpretation or administration of any of the foregoing by any court or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender, or any corporation or other entity which directly or indirectly controls the Lender (each such corporation or other entity is hereinafter referred to as a "Controlling Person") (or any lending office of the Lender or any Controlling Person), with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such court, authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of a Controlling Person, if any, as a consequence of the Lender funding or maintaining the principal amount of any Loan, to a level below that which the Lender or such Controlling Person could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Lender's policies and the policies of such Controlling Person with respect to capital adequacy or liquidity requirements) by an amount deemed by the Lender to be material, then, upon demand by the Lender, the undersigned shall pay to the Lender from time to time as specified by the Lender such additional amount or amounts as will compensate the Lender or such Controlling Person for any such reduction suffered. In determining such additional amounts, the Lender shall be permitted to use any reasonable allocation methods.

If the Lender shall determine that the adoption of or any change in law, rule, regulation or guideline (domestic or foreign) or in the enforcement, interpretation or administration thereof by any court or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental authority, central bank or comparable agency made after the date hereof shall at any time (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against loans or other extensions of credit made by the Lender, or (B) subject loans or other extensions of credit made by the Lender to any assessment or other cost or (C) impose on the Lender or any applicable interbank market any other or similar condition or any cost or expense regarding or affecting this Note or any Loan, and the result of any event referred to in clause (A), (B) or (C) above shall be to reduce any amounts receivable by the Lender hereunder or increase the cost to the Lender of funding or maintaining any Loan by an amount which the Lender shall deem to be material, then, upon demand by the Lender, the undersigned shall pay to the Lender from time to time as specified by the Lender, such additional amount or amounts as will compensate the Lender for such increased cost or reduction. For purposes of this Note, the Dodd-Frank Act and Basel III, and all rules, regulations, requests, guidelines or directives in connection with the Dodd-Frank Act or Basel III shall be deemed to have become effective, enacted and adopted after the date hereof.

6

Determinations by the Lender pursuant to the two preceding paragraphs shall be conclusive absent manifest error, and the provisions of such two paragraphs shall survive termination of the Loan Documents and repayment of all Liabilities to the Lender.

The term "Indebtedness" as used herein with respect to any person or entity shall include indebtedness for borrowed money or the deferred purchase price of assets or services, all obligations, contingent or otherwise, in respect of letters of credit or bankers acceptances, all obligations under leases required to be classified as capital leases under U.S. generally accepted accounting principles, all obligations evidenced by notes, bonds or other instruments, all obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedging agreements, interest rate floor agreements, options or other similar agreements or arrangements, all obligations under foreign exchange contracts, currency swap agreements, commodity swap agreements, caps, collars, floors, options, or other similar agreements or arrangements designed to protect against or to require payments based upon fluctuations in currency, commodity or other asset values and any other contract or agreement relating to purchase or sale of any assets, goods, currencies, services or commodities, or any option relating thereto, or any combination of the foregoing, all other items which, in accordance with U.S. generally accepted accounting principles, would be included as liabilities on the liability side of a balance sheet of such person or entity as of the date at which Indebtedness is to be determined, and all guaranties of obligations of others of the foregoing types.

The term "Direct Parent" shall mean AMPNI Holdings Co. Limited, a corporation incorporated under the laws of the Republic of Cyprus.

The term "Obligor" as used herein shall be deemed to include each of the undersigned, each indorser or guarantor hereof, each other person or entity providing any other credit support for any Liability and each successor and assign of the undersigned, of each such indorser or guarantor and of each such other person or entity.

The term "Parent" shall mean Aegean Marine Petroleum Network Inc., a corporation incorporated under the laws of the Marshall Islands.

The term "Liabilities" as used herein shall include this Note and all other Indebtedness and obligations and liabilities of any kind of the undersigned to the Lender, now or hereafter existing, arising directly between the undersigned and the Lender or acquired by assignment, conditionally or as collateral security by the Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Lender of the undersigned, whether incurred by the undersigned as principal, surety, endorser, guarantor, accommodation party or otherwise.

7

The term "Lender" as used herein shall be deemed to include the Lender and its successors, endorsees and assigns.

Without limiting the right of the Lender to demand payment of the Loans evidenced hereby at any time in its sole discretion, if any of the following events (each, an "Event of Default") shall occur: (a) default in payment when due of any Liability, whether on demand, stated maturity or otherwise; or (b) any Obligor shall fail to perform or observe any other covenant or agreement contained herein or in any line letter, letter of credit agreement, security agreement, pledge agreement, guaranty, or other agreement, instrument or document related hereto (collectively with this Note, the "Loan Documents") or in any other agreement, instrument or document evidencing or relating to any other Liability; or (c) the occurrence of any default or event of default under any of the other Loan Documents; or (d) any representation, warranty or statement made by any Obligor, any subsidiary thereof or any other party to any Loan Document (or any officer of any of the foregoing) under or in connection with any Loan Document or any certificate or other document furnished in connection therewith or pursuant thereto shall prove to be incorrect in any material respect when made; or (e) any failure by any Obligor or any of its subsidiaries to pay when due any Indebtedness in excess of $[100,000] individually as in the aggregate which does not constitute a Liability or the occurrence of any event which, with the giving of notice or passage of time, or both, could result in acceleration of the maturity of any such Indebtedness; or (f) any judgment or order for the payment of money in excess of $100,000 individually or in the aggregate (or the equivalent thereof in another currency) shall be rendered against any Obligor or any of its subsidiaries and either (i) shall remain unpaid, unbonded, unvacated or unstayed for a period of ten days or (ii) enforcement proceedings shall have been commenced with respect thereto; or (g) any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on any Obligor or any other party thereto (except the Lender), or any Obligor or such other party shall so state in writing or any Obligor or such other party shall deliver written notice of termination of any obligations under any Loan Document; or (h) any Loan Document providing for the grant of a lien on or security interest in any collateral after delivery thereof shall for any reason (other than pursuant to the terms thereof or pursuant to any agreement executed by the Lender from time to time, such as any intercreditor agreement) cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby; or (i) any Obligor or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any governmental authority, or any court at the instance of any governmental authority, shall

8

take possession of any substantial part of the property of any Obligor or of any subsidiary of any Obligor or shall assume control over the affairs or operations of any Obligor or of any subsidiary of any Obligor; or a receiver or custodian shall be appointed for any of the property or assets of any Obligor or of any subsidiary of any Obligor; or any Obligor or any of its subsidiaries shall take any action to authorize any of the actions set forth above in this clause (i); or (j) any event, circumstance or condition shall occur or exist that has a material adverse effect on (a) the business, assets, income, property, condition (financial or otherwise), performance, operations or prospects of the undersigned or any other Obligor individually, or the Parent and its subsidiaries taken as a whole, (b) the ability of the undersigned or any of its subsidiaries or any other Obligor to perform any of its obligations under this Note or any of the other Loan Documents on a timely basis or (c) the validity or enforceability of this Note or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder; or (k) (x) the Parent shall fail to own and control, beneficially and of record, directly or indirectly 100% of all classes of the capital stock, membership interests and other equity interests of the undersigned and each guarantor hereof, free and clear of any lien, security interest, charge or other encumbrance, except for liens in favor of the Lender and, with respect to any such ownership of equity interests in any guarantor hereof, as permitted under the Line Letter (as defined above) or (y) the Direct Parent shall fail to directly own and control, beneficially and of record, 100% of all classes of the membership interests and other equity interests in the undersigned free and clear of any lien, security interest, charge or other encumbrance, except for any liens in favor of the Lender, then, upon notice by the Lender to the undersigned, the Liabilities evidenced by this Note shall become due and payable forthwith without presentment, protest or further demand or notice of any kind, all of which are hereby waived by the undersigned; provided, however, that if any event described in clause (i) shall occur with respect to any of the undersigned, all such Liabilities shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the undersigned. Upon default in the due payment of this Note, or whenever the same or any installment of principal or interest hereof shall become due in accordance with any of the provisions hereof, the Lender may, but shall not be required to, exercise any or all of its rights and remedies, whether existing by contract, law or otherwise, with respect to any collateral security delivered in respect of any Liabilities.

Any demand of payment of this Note and any notice by the Lender shall be sufficiently made upon or given to the undersigned if sent by hand delivery or other courier or delivery service, by mail (postage prepaid) or facsimile to the last address or facsimile number known to the Lender or made or given by any other means reasonably calculated to come to the attention of the undersigned (whether or not in fact received by it), and shall be deemed to have been made or given upon delivery (in the case of hand delivery or other courier or delivery service), mailing (in the case of mail) or sending (in all other cases) thereof.

9

This Note and the other Loan Documents shall be binding on the undersigned and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, provided that the undersigned shall not have the right to assign its rights or obligations hereunder or thereunder or any interests herein or therein without the Lender's prior written consent and any purported assignment by the undersigned without such consent shall be void and of no force or effect. In the event the Lender notifies the undersigned of any assignment by the Lender of its rights and obligations, if any, under this Note, (a) such assignment shall be effective on the date set forth in such notice, (b) such assignee shall succeed to and assume all of the Lender's rights and obligations, if any, under this Note, and (c) the Lender shall be released from all of such obligations. If the Lender notifies the undersigned of an assignment of all of its rights under this Note, the Lender shall surrender this Note, this Note shall be cancelled, and the undersigned shall reissue a new Note in the name of the Lender's transferee.

No delay on the part of the holder hereof in exercising any of its powers, rights or remedies shall operate as a waiver thereof nor shall any partial or single exercise thereof preclude, limit or impair any other, further or future exercise thereof or the exercise of any other power, right or remedy. The powers, rights and remedies of the holder hereof specified herein are cumulative and in addition to any other powers, rights and remedies which the holder may otherwise have under any other agreement and under applicable law.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The undersigned hereby agrees that any legal action or proceeding against the undersigned with respect to this Note may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York as the Lender may elect, and, by execution and delivery hereof, the undersigned accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Lender in writing, with respect to any claim, action or proceeding brought by it against the Lender and any questions relating to usury. The undersigned further agrees that sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York as in effect from time to time shall apply to this Note and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall limit the right of the Lender to bring proceedings against the undersigned in any other jurisdiction. The undersigned irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Lender by registered or certified mail, return receipt requested, postage prepaid, to the address specified in the records of the Lender, such service of process by mail to be deemed effective on the fifth day following such mailing. The undersigned agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law.

10

AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, EACH OF THE UNDERSIGNED AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS THE UNDERSIGNED AND THE LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE UNDERSIGNED OR THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO THE UNDERSIGNED.

If any provision of this Note is invalid or unenforceable under the laws of any jurisdiction, then, to the fullest extent permitted by law, (i) such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating or affecting the enforceability of the remainder of such provision or the remaining provisions of this Note; and (ii) such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction.

This Note (together with the other Loan Documents) embodies the entire agreement and understanding between the Lender and the undersigned and supersedes all prior agreements and understandings relating to the subject matter hereof.

No amendment, modification, termination, waiver or discharge, in whole or in part, of this Note, nor consent to any departure by the undersigned therefrom, shall be effective unless the same shall be in writing and signed by the undersigned and the Lender. Any such amendment, modification, termination, waiver, discharge or consent shall be effective only in the specific instance and for the purpose for which given. No amendment, modification, termination, waiver, discharge or consent by the Lender shall, of itself, entitle the undersigned to any other or further amendment, modification, termination, waiver, discharge or consent in similar or other circumstances. No notice to or demand on the undersigned in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

[Signature Page to Follow]

11

The undersigned hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor and any or all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

AEGEAN BUNKERING (USA) LLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Promissory Note

Schedule to Promissory Note

Date	Amount of Loan	Interest Rate	Maturity Date	Amount of Payment	Notation Made By

EXHIBIT D

List of Subsidiaries and Affiliates

See attached.

Date of update 10/12/13

Aegean Marine Petroleum Network Inc

Activities

AEGEAN MARINE PETROLEUM NETWORK INC
100%
AEGEAN INVESTMENTS S.A
100%
AEGEAN HOLDINGS S.A
100%
AEGEAN MARINE PETROLEUM S.A
B/O 1
B/O 2
100%
AEGEAN BUNKERING SERVICES INC
B/O 1
100%
100%
AMPN USA LLC
100%
100%
AMPNI HOLDINGS CO LIMITED
100%
AMPNI INVESTMENTS CO LIMITED
100%
AEGEAN SHIPHOLDINGS INC
100%
AEGEAN OIL (USA) LLC
100%
AEGEAN BUNKERING (JAMAICA) LIMITED
100%
PORTLAND BUNKERS INTERNATIONAL LTD
90%
AEGEAN BUNKERING (MALTA) LIMITED
(10% Aegean Holdings S.A)
100%
AEGEAN BUNKERING MOROCCO SARL AU
70%
AEGEAN OIL SERVICES (EGYPT) S.A.E
(20% Aegean Tankfarms Holding SA
10% Venus Holding Co)
100%
AEGEAN BUNKERING (GIBRALTAR) LIMITED
100%
ICS PETROLEUM LTD
B/O 3
50%
50%
ICS PETROLEUM (MONTREAL) LTD
100%
WEST COAST FUEL TRANSPORT LTD
100%
AEGEAN CARIBBEAN HOLDINGS INC
100%
AEGEAN BUNKERING TRINIDAD LTD
100%
CARIBBEAN RENEWABLE ENERGY SOURCES INC
100%
AEGEAN BUNKERING (HONG KONG) LTD
49%
AEGEAN MARINE PETROLEUM LLC
(51% 3RD PARTY)
100%
AEGEAN (FUJAIRAH) BUNKERING SA
100%
AEGEAN BUNKERING (SINGAPORE) PTE LTD
100%
AEGEAN BUNKERING (GHANA) LIMITED
100%
AEGEAN BUNKERING (PANAMA) SA
50%
AEGEAN PETROLEUM INTERNATIONAL INC
(50% Aegean Marine Petroleum SA)
AEGEAN TANKFARMS HOLDINGS SA
AEGEAN OIL TERMINAL CORP
Subsidiaries Vessel Owning & Agency Companies
Subsidiaries Vessel Owning & Agency Companies
85%
AEGEAN NWE
B/O 4
100%
JADACO BV
100%
MARITIME DEDICATED CONTROL N.V
100%
AEGEAN BUNKERING COMBUSTIBLES LAS PALMAS S.L.
100%
AEGEAN BUNKERING (USA) LLC
Legend
Invoicing & cost center
Cost center
Dormant (Non vessel company)
B/O 1 Branch Greece
B/O 2 Branch Cyprus
B/O 3 Branch Canada
B/O 4 Branch Belgium
Taxable statutory entity
Non - Taxable statutory entity
Holding Company Holding Company

1/2

Date of update 10/12/13

AEGEAN MARINE PETROLEUM NETWORK INC
100%
AEGEAN INVESTMENTS S.A
100%
AMPNI HOLDINGS CO LIMITED
100%
AEGEAN SHIPHOLDINGS INC
94.4%
AEGEAN BUNKERS AT SEA NV (5.6% AEGEAN HOLDINGS SA)
PT22 SHIPPING CO LTD
100%
ICS BUNKERING SERVICES LTD
100%
BLATOMA N.V
100%
AEGEAN BARGES N.V (10% AMPNI Investments Co Ltd)
90%
VERBEKE BUNKERING N.V. (15% AMPNI Investments Co Ltd)
85%
SEATRA BVBA (50% 3RD Party)
50%
AEGEAN SHIPPING SERVICES PTE LTD
100%
TIFFANY MARINE S.A.
100%
AEGEAN AGENCY (GIBRALTAR) LTD
100%
VENUS HOLDING CO.
100%
99%
MAISTROS RORO SHIPHOLDINGS LTD (1% Aegean Investment S.A)
99%
OSTRIA RORO SHIPHOLDINGS LTD (1% Aegean Investment S.A)
50%
AEGEAN MANAGEMENT SERVICES MARITIME CO (50% Maistros RoRo Shipholding Ltd)
B/O 1
99%
AEGEAN MAISTROS MARITIME CO (1% OSTRIA RORO SHIPHOLDINGS LTD)
99%
AEGEAN OSTRIA MARITIME CO (1% MAISTROS RORO SHIPHOLDINGS LTD)
100%
AEGEAN GAS MARITIME CO
Ex-Vessel Owning Companies
100%
AEGEAN VII SHIPPING LTD
PONTOS NAVIGATION INC
BALDWIN MANAGEMENT CO
CARMEL INVESTMENTS CORP
EVIAN ENTERPRISES CO.
SEA BREEZER MARINE SA
CLYDE I SHIPPING CORP
AEG. TIFFANY SHIPPING PTE LTD
AEGEAN X MARITIME INC
MILOS I MARITIME INC
BALTIC NAVIGATION COMPANY
MARE VISION S.A.
CARNABY NAVIGATION INC
AEG.BREEZE SHIPPING PTE LTD
AEGEAN TANKING S.A.
MILOS SHIPPING PTE LTD
SERIFOS SHIPPING PTE LTD
OURANOS TANKING S.A.
VERA NAVIGATION SA
KITHNOS MARITIME INC
AMORGOS MARITIME INC
SYROS I MARITIME INC.
MYKONOS I MARITIME INC
SANTORINI I MARITIME INC.
PAROS MARITIME INC.
NAXOS MARITIME INC.
ETON MARINE LTD
TASMAN SEAWAYS INC
BENMORE SERVICES S.A
INGRAM ENTERPRISES CO
SANTON LIMITED
NEVADO NAVIGATIONS S.A
KERKYRA MARINE S.A
ITHAKI MARINE S.A
CEPHALLONIA MARINE S.A
PAXOI MARINE S.A
ZAKYNTHOS MARINE S.A
LEFKAS MARINE S.A
KYTHIRA MARINE S.A
ANDROS MARINE INC
DILOS MARINE INC
IOS MARINE INC
SIFNOS MARINE INC
TINOS MARINE INC
KASSOS NAVIGATION S.A.
TILOS NAVIGATION S.A
HALKI NAVIGATION S.A.
SYMI NAVIGATIONS S.A.
OCEAN DYNAMIC CORP
SERIFOS MARITIME INC
KIMOLOS MARITIME INC
SEA GLOBAL S.A.
AEGEAN SHIP III MARITIME CO
AEGEAN SHIP VIII MARITIME CO
AEGEAN SHIP XII MARITIME CO
PAROS SHIPPING PTE LTD
AEGEAN ROSE MARITIME CO
AEGEAN DAISY MARITIME CO
NAXOS SHIPPING PTE LTD
AEGEAN BREEZE MARITIME CO
AEGEAN TIFFANY MARITIME CO
AEGEAN ACE MARITIME CO
SILVER SEA SHIPPING SA
AMP MARITIME SA
ITHAKI SHIPPING PTE LTD
KIMOLOS SHIPPING PTE LTD
AMP MARITIME SA
LEFKAS SHIPPING PTE LTD
VICTORY SEA SHIPPING SA
TILOS SHIPPING PTE LTD
ANAFI SHIPPING PTE LTD (SIFNOS MARINE INC)
SEALAND NAVIGATIONS INC
IOS SHIPPING LTD
AEGEAN SEVEN MARITIME INC(C)
VESSEL OWNING COMPANIES

2/2

EXHIBIT E TO LINE LETTER

Definitions

"Accounts" means the aggregate of the unpaid portions of accounts receivable arising from the Company's sale of Eligible Inventory in the ordinary course of business

"Approved Brokerage Accounts" means brokerage accounts that (a) are maintained by the Company with Newedge USA LLC or another broker acceptable to the Lender in its sole discretion for the purpose of allowing the Company to engage in the purchase and sale of commodity futures, commodity options, forward or leverage contracts and/or actual or cash commodities, and subject to the Lender's first priority perfected lien, subject only to the applicable broker's lien over the account securing only indebtedness of the Company to such broker relating to transactions in such account, and (b) subject to an account control agreement among the Company, the Lender and such broker in form and substance acceptable to the Lender in its sole discretion.

"Cash" means, at the time of any determination thereof, the balance of collected funds of the Company on deposit in (i) a cash collateral account with Lender, or (ii) an account maintained with a bank in the United States (acceptable to the Lender) under arrangements satisfactory to the Lender in its sole discretion (including, without limitation, executed control agreements in form and substance satisfactory to the Lender in its sole discretion), in each case subject to a first priority perfected security interest held by the Lender.

"Eligible Accounts Receivable: Tier 1" means Accounts created by the Company (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions and reduced by any sales, use, excise or other taxes, imposts, levies or other governmental charges included therein) that satisfy such eligibility requirements as the Lender may impose from time to time in its sole discretion, including the requirements that (a) the Company has legal, valid and absolute title to such Accounts and reasonably and in good faith determines such Accounts to be collectible in full and enforceable in accordance with their terms against the Account debtors under such Accounts; (b) such Accounts are either (i) fully supported by letters of credit on terms and conditions acceptable to the Lender issued by a financial institution acceptable to the Lender, (ii) owing to the Company from Account debtors with an Investment Grade Rating, or (iii) approved for inclusion in Eligible Accounts Receivable: Tier 1 by the Lender in writing; (c) the Account debtors under such Accounts: (i) are not affiliates of the Company, (ii) purchased the goods giving rise to the relevant Account in an arm's length bona fide transaction conducted in the ordinary course of business in compliance with all applicable laws and regulations, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction, (iv) are not the United States government or any department or agency thereof, or any state or municipal government or any department or agency thereof, except if the Company has complied in a manner satisfactory to the Lender with the United States Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any comparable state law, such Accounts as to which the Company has so complied shall not be excluded from Eligible Accounts Receivable: Tier 1 by this clause (iv), (v) are organized, located in and primarily conducting business in the United States or any country that is a member country of the Organization for Economic Cooperation and Development, (vi) are not determined by the Company or the Lender in its sole judgment to be uncreditworthy, and (vii) have received notice (which may be stamped on the applicable invoices) of the Lender's lien on the Account and instructions to make payments directly to the Lender at an account referred to in the definition of "Cash" in this Exhibit E; (d) such Accounts are in payment for goods actually delivered or services or obligations that have been fully performed and are not in dispute or subject to any other claim, defense, offset, reduction or counterclaim or any claim on the part of the Account debtor denying liability under such Account, and such Accounts shall have been reduced by the amount of all obligations and liabilities of the Company to the Account debtor; (e) such Accounts are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created or permitted by the Loan Documents; (f) such Accounts are Accounts in which the Lender has a valid and perfected first priority security interest prior to the rights of, and enforceable as such against, any other person, (g) such Accounts are not outstanding for more than 30 days past the due date of the respective invoices therefor; (h) the due date for payment of such Accounts is not more than 30 days past the original invoice date; (i) such Accounts represent legal, valid and binding obligations of the applicable Account debtor, enforceable in accordance with their terms against the Account debtor; (j) such Accounts are evidenced by an invoice rendered to the Account debtor and not by any instrument or chattel paper, unless (i) there is only one original of such instrument or chattel paper, (ii) such original shall have been delivered to the Lender, and (iii) by virtue of such delivery the Lender shall have a valid and enforceable perfected first priority lien on such instrument or chattel paper; (k) such Account arises from a completed sale (on an absolute basis and not on a consignment, sale-and-return, approval or bill and hold basis); and (1) such Accounts are payable in U.S. Dollars; and (m) such Accounts are not due from any single Account debtor if more than twenty-five percent (25%) of the aggregate amount of all Accounts owing from such Account debtor would otherwise not be Eligible Accounts Receivable: Tier 1.

"Eligible Accounts Receivable: Tier 2" means all Accounts created by the Company (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions and reduced by any sales, use, excise or other taxes, imposts, levies or other governmental charges included therein) which satisfy all of the requirements of Eligible Accounts Receivable: Tier 2 other than clause (b) of the definition thereof, provided that the Account debtor shall have been approved in writing by the Lender. The maximum aggregate amount of "Eligible Accounts Receivable: Tier 2" due from any Account debtor and its affiliates included in the Borrowing Base at any time, after application of the advance rate, shall be limited to 2% of the total Eligible Accounts Receivable included in the Borrowing Base at such time.

"Eligible Inventory" means, at the time of any determination thereof, all of the Company's bunker fuel and other petroleum products inventory that is acceptable to the Lender in its sole discretion, valued at the market price (determined from publicly available pricing quotation sources acceptable to the Lender). Eligible Inventory shall satisfy such eligibility requirements as the Lender may impose from time to time in its sole discretion, including the following:

2

(a)      such inventory was acquired by the Company in the ordinary course of business from a non-affiliate and such inventory is merchantable and not obsolete, damaged or otherwise unfit for sale or further processing in the ordinary course of business;

(b)      the Company has legal and valid title to such inventory;

(c)      the Company has the full and unqualified right to assign and grant a lien on such inventory to the Lender, as security for its obligations to the Lender;

(d)      such inventory is subject to a valid and enforceable perfected lien in favor of the Lender which lien is prior to the rights of, and enforceable as such against, all other persons, and is subject to no other liens, other than liens in favor of the Lender;

(e)      none of such inventory is evidenced by bills of lading or other documents of title, whether negotiable or non-negotiable, unless such negotiable bill of lading or negotiable document of title is physically located in the United States and has been issued and duly negotiated to (i) the Company, or (ii) the Lender or to order, or blank endorsed, and in the possession of (i) the Company, or (ii) the Lender, or such non-negotiable bill of lading or document of title has been issued in the name of and delivered to (i) the Company, or (ii) the Lender, and, in each case, the issuer is acceptable to the Lender;

(f)      (i) such inventory is located in the United States either (A) at a third party storage facility acceptable to the Lender in its sole discretion and such storage facility has executed a control agreement with the Lender satisfactory to the Lender in its sole discretion, or (B) in transit to such facility in the United States or from one of such facilities to a buyer in connection with a sale in the ordinary course of business and such inventory is located on a vessel chartered to the Company by a person acceptable to the Lender in its sole discretion and such person has entered into a control agreement with the Lender satisfactory to the Lender in its sole discretion, or (ii) such inventory is not located in the United States but meets all of the other requirements set forth in clause (f)(i)(B) above;

(g)      none of such inventory has given rise to an Eligible Account Receivable: Tier 1, an Eligible Account Receivable: Tier 2 or an Unbilled Eligible Account Receivable; and

(h)      the inventory has not been identified to deliveries with the result that a buyer would have rights to the inventory that would be superior to the Lender's security interest, nor shall such inventory have become the subject of a customer's ownership or lien.

Notwithstanding the foregoing, no inventory shall be excluded from Eligible Inventory solely because such inventory is subject to a lien created by operation of law in favor of transporters, carriers or terminal facilities securing only amounts payable to such persons in respect of carriage, transportation and storage services with respect to such inventory, in each

3

case securing obligations not then past due; provided that the amount of any such obligations has been deducted in determining the amount of Eligible Inventory.

"Eligible Inventory — Tier 1" means Eligible Inventory which meets the requirements set forth in clause (f)(i)(A) of the definition of Eligible Inventory.

"Eligible Inventory — Tier 2" means Eligible Inventory which meets the requirements set forth in clause (f)(i)(B) of the definition of Eligible Inventory, and is represented by full set 3/3 negotiable bills of lading issued and duly negotiated to the Company or the Lender and as more fully described in clause (e) of the definition of Eligible Inventory, and which was purchased by the Company less than 15 days prior to its inclusion in the Borrowing Base (at any time) as Eligible Inventory - Tier 2. The maximum aggregate amount of "Eligible Inventory - Tier 2" included in the Borrowing Base at any time, after application of the advance rates, shall be limited to the lesser of (i) $15,000,000 or (ii) the market value of the amount of such inventory located on any three barges.

"Eligible Inventory — Tier 3" means Eligible Inventory which meets the requirements set forth in clause (f)(ii) of the definition of Eligible Inventory. The maximum aggregate amount of "Eligible Inventory — Tier 3" included in the Borrowing Base at any time, after application of the advance rates, shall be limited to the lesser of (i) $10,000,000 or (ii) the market value of such the amount of such inventory located on any two barges.

"Eligible Net Liquidity in Brokerage Accounts" means, as of any date of determination, the aggregate value of "net equity" or "net liquidity value" however designated of Approved Brokerage Accounts, not to exceed the amount that would be available for withdrawal upon closing such account and liquidation of all open positions at current market values, as reported in the account statements for the relevant Approved Brokerage Accounts, less any amounts due to the applicable broker in respect of which such broker has a lien, encumbrance or other claim with superior rights to the lien of the Lender.

"Estimated Excise Taxes" means, as of any date of determination, the amount of the Company's obligations to any governmental the purchase or sale of or taxing authority for sales, excise or other taxes, levies or governmental charges relating to its inventory, except to the extent deducted in calculating Eligible Accounts Receivable: Tier 1 or Eligible Accounts Receivable: Tier 2.

"First Purchaser Lien" means a so-called "first purchaser" lien, as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the states of Oklahoma, Kansas, Mississippi, Wyoming or New Mexico, or any other comparable law.

"First Purchaser Lien Amount" means in respect of any property of the Company subject to a First Purchaser Lien, the aggregate amount of the obligations giving rise to such First Purchaser Lien, less any portion of such obligations that are secured or supported by a letter of credit issued by the Lender.

4

"Investment Grade Rating" means a long term senior unsecured non-credit enhanced credit rating of BBB- or higher by Standard and Poor's Ratings Group or any successor to its rating agency business or Baa3 or higher by Moody's Investors Service, Inc. or any successor to its rating agency business.

"LCs Covering Commodities Not Yet Delivered" means, as of any date of determination, the face amount of any letter of credit issued by the Lender supporting the purchase price of inventory contracted for purchase by the Company, provided that (i) the applicable supplier has or is required to have title to such inventory prior to delivery to the Company, (ii) such inventory is not included as Eligible Inventory in the Borrowing Base but, upon delivery to the Company, such inventory will qualify as Eligible Inventory, and (iii) the Company has the absolute and unqualified right to obtain such inventory from the applicable supplier, and the Company's right is subject to the Lender's valid, perfected security interest which is first priority.

"Unbilled Eligible Accounts Receivable" means all Accounts created by the Company (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions and reduced by any sales, use, excise or other taxes, imposts, levies or other governmental charges included therein) which would qualify as Eligible Accounts Receivable: Tier 1 or Eligible Accounts Receivable: Tier 2 but for the fact that an invoice has not yet been issued by the Company to the applicable Account debtor, provided, that (i) even if no other services were performed or goods delivered to the Account debtor, the Company has the right to issue an invoice to the Account debtor for services performed or goods delivered prior to the date as of which Unbilled Eligible Accounts Receivable is determined, (ii) no Unbilled Eligible Accounts Receivable shall be included in Eligible Accounts Receivable: Tier 1 or Eligible Accounts Receivable: Tier 2 and (iii) upon the issuance of an invoice for any such Account, such Account shall no longer be an Unbilled Eligible Account Receivable. The amount of Unbilled Eligible Accounts Receivable shall be equal to the amount that would be included as Eligible Accounts Receivable: Tier 1 or Eligible Accounts Receivable: Tier 2 upon the issuance of an invoice therefor. The maximum aggregate amount of "Unbilled Eligible Account Receivable" included in the Borrowing Base at any time, after application of the advance rates, shall be limited to $10,000,000.

5